                       PHILADELPHIA SUBURBAN CORPORATION
                            762 W. LANCASTER AVENUE
                         BRYN MAWR, PENNSYLVANIA 19010

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 19, 1994
                         ------------------------------

TO THE SHAREHOLDERS OF
PHILADELPHIA SUBURBAN CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of PHILADELPHIA SUBURBAN CORPORATION will be held at the Company's principal offices, 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania 19010, at 10:00 A.M., local time, on Thursday, May 19, 1994, for the following purposes:

          1. To elect three directors;

          2. To approve the adoption by the Board of Directors of the Company's 1994 Employee Stock Purchase Plan;

          3. To approve the adoption by the Board of Directors of the Company's 1994 Equity Compensation Plan;

          4. To consider and vote upon a shareholder proposal to elect all directors annually, as described in the proxy statement; and

          5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 21, 1994 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

                                          By order of the Board of Directors,

                                          PATRICIA M. MYCEK
                                          Secretary
April 1, 1994



REGARDLESS OF WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       PHILADELPHIA SUBURBAN CORPORATION
                              762 LANCASTER AVENUE
                         BRYN MAWR, PENNSYLVANIA 19010

                         ------------------------------

                                PROXY STATEMENT

                         ------------------------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Philadelphia Suburban Corporation (the 'Company') to be used at the Annual Meeting of Shareholders to be held May 19, 1994 and at any adjournments thereof. This proxy statement and the enclosed proxy are being mailed to shareholders on or about April 1, 1994.

     The cost of soliciting proxies will be paid by the Company, which has arranged for reimbursement, at the rate suggested by the New York Stock Exchange, of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. In addition, the Company has retained the firm of Corporate Investor Communications, Inc., to assist in the solicitation of proxies from (i) brokers, bank nominees and other institutional holders, and (ii) individual holders of record. The fee to Corporate Investor Communications, Inc., for normal proxy solicitation is $4,000 plus expenses, which will be paid by the Company. Directors, officers and regular employees of the Company may also solicit proxies, although no additional compensation will be paid by the Company for such efforts.

     The Annual Report to Shareholders for the year ended December 31, 1993, including financial statements and other information with respect to the Company and its subsidiaries, was mailed with this proxy statement by third class mail to shareholders of record on March 21, 1994. Additional copies of the Annual Report may be obtained by writing to the Company. KPMG Peat Marwick, the Company's independent certified public accountants, has been selected by the Board of Directors to continue in such capacity for the current year. Representatives of that firm are expected to be present at the meeting and will be available to respond to appropriate questions.

                            PURPOSES OF THE MEETING

     As the meeting is the Annual Meeting of Shareholders, the shareholders of the Company will be requested to elect three directors to hold office as provided by law and the Company's Bylaws. The shareholders will also be requested to approve the adoption by the Board of Directors of the Company's 1994 Employee Stock Purchase Plan and the 1994 Equity Compensation Plan. Also, a shareholder proposal to elect all directors of the Company annually must be voted upon, although the results of this vote will not have the effect of changing the present system for electing directors. The vote will simply express the wishes of the shareholders.

                             VOTING AT THE MEETING

     Holders of shares of the Company's common stock ('Common Stock') of record at the close of business on March 21, 1994 are entitled to vote at the meeting. As of that date, there were 11,374,928 shares of Common Stock outstanding and entitled to be voted at the meeting. Each shareholder entitled to vote shall have the right to one vote on each matter presented at the meeting for each share of Common Stock outstanding in such shareholder's name. The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast will constitute a quorum at the meeting.

     The shares of Common Stock represented by each properly executed proxy will be voted at the meeting in accordance with the shareholder's directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented to the meeting for action, which is not presently anticipated, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

     Under the Pennsylvania Business Corporation Law, if a shareholder (including a nominee, broker or other record owner) records the fact of abstention or fails to vote (including broker non-votes) either in person or by proxy, such action is not considered a vote cast and would have no effect in the election of directors or the voting upon Proposals 2, 3 or 4.

     Execution of the accompanying proxy will not affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted by executing a proxy bearing a later date, which is voted, at the meeting, or by attending the meeting and voting in person.

     YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

     The Company's transfer agent, Mellon Bank, N.A., will vote any shares of Common Stock that it holds as trustee for shareholders participating in the Company's Customer Stock Purchase Plan and Dividend Reinvestment and Optional Stock Purchase Plan in accordance with the proxies returned by participants with respect to shares of Common Stock owned of record by such participants. If the proxy is not returned, the participant's shares held by Mellon Bank, N.A. as trustee will not be voted. Employees will not receive a separate proxy for shares owned (subject to vesting) under the Company's Thrift Plan, as the trustee for the Thrift Plan will vote the shares of Common Stock held thereunder.

                                (PROPOSAL NO. 1)
                             ELECTION OF DIRECTORS

VOTING ON PROPOSAL NO. 1.

     The Board of Directors is divided into three classes. One class is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified, except in the event of death, resignation or removal. Therefore, only Messrs. Austin, McCaughan and Wilson, who are current directors and whose terms expire in 1994, are being presented to shareholders for election as directors at the Annual Meeting for terms expiring in 1997.

     Three directors are to be elected by a plurality of the votes cast at the Annual Meeting, and six directors will continue to serve in accordance with their prior election. At the meeting, proxies in the accompanying form, properly executed, will be voted for the election of the three nominees listed below, unless authority to do so has been withheld in the manner specified in the instruction on the proxy card. Discretionary authority is reserved to cast votes for the election of a substitute should any nominee be unable or unwilling to serve as a director. Each nominee has stated his willingness to serve and the Company believes that all of the nominees will be available to serve.

RECOMMENDATION OF BOARD OF DIRECTORS

     The Board of Directors recommends that the shareholders vote FOR the election of Messrs. Austin, McCaughan and Wilson as directors. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on their proxy cards.

GENERAL INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held six meetings in 1993. The Company's Bylaws provide that the Board of Directors, by resolution adopted by a majority of the whole Board, may designate an Executive Committee and one or more other committees, with each such committee to consist of two or more directors. The Board of Directors annually elects from its members the Executive, Audit, Executive Compensation and Employee Benefits, Nominating, and Pension Committees. Each incumbent director, for the period served in 1993, attended at least 75% of all meetings of the Board and the committees on which he or she served.

     Executive Committee. The Company's Bylaws provide that the Executive Committee shall have and exercise all of the authority of the Board in the management of the business and affairs of the Company, with certain exceptions. The Executive Committee is intended to serve in the event that action by the Board of Directors is necessary or desirable between regular meetings of the Board, or at a time when convening a meeting of the entire Board is not practical, and to make recommendations to the entire Board with respect to various matters. The Executive Committee held four meetings in 1993.

The Executive Committee currently has six members, and the Chairman of the Company serves as Chairman of the Executive Committee.

     Audit Committee. The Audit Committee is composed of three directors who are not officers of the Company or any of its subsidiaries. It meets periodically with the Company's financial officers and independent certified public accountants to review the scope of auditing procedures and the policies relating to the Company's accounting procedures and controls. The Committee also provides general oversight with respect to the accounting principles employed in the Company's financial reporting. The Audit Committee held two meetings in 1993.

     Executive Compensation and Employee Benefits Committee. The Executive Compensation and Employee Benefits Committee is composed of four members of the Board who are not officers of the Company or any of its subsidiaries and who are otherwise ineligible to participate in any of the Company's incentive compensation plans. The Executive Compensation and Employee Benefits Committee has the power to grant options under and administer the 1982 and 1988 Stock Option Plans and to administer the Executive Incentive Award Plan. In addition, the Executive Compensation and Employee Benefits Committee reviews the recommendations of the Company's Chief Executive Officer as to appropriate compensation of the Company's officers and key personnel and recommends to the Board the compensation of such officers and the Company's Chief Executive Officer for the ensuing year. The Executive Compensation and Employee Benefits Committee held two meetings in 1993.

     Nominating Committee. The Nominating Committee reviews and makes recommendations to the Board of Directors with respect to candidates for director of the Company. The Nominating Committee has three members and held one meeting during 1993. It is the present policy of the Nominating Committee to consider nominees who are recommended by shareholders as additional members of the Board or to fill vacancies on the Board. Shareholders desiring to submit the names of, and any pertinent data with respect to, such nominees should send this information in writing to the Chairman of the Nominating Committee in care of the Company.

     Pension Committee. The Pension Committee serves as the Plan Administrator for the Company's qualified benefit plans. The Committee reviews and recommends to the Board any actions to be taken by the Board in the discharge of the Board's fiduciary responsibilities under the Company's qualified benefit plans and meets periodically with the Company's financial, legal, actuarial, and investment advisors. The Committee consists of three members and held two meetings in 1993.

     The current members of the Committees of the Board of Directors are as follows:

                                   EXECUTIVE COMPENSATION AND
EXECUTIVE COMMITTEE                EMPLOYEE BENEFITS COMMITTEE        AUDIT COMMITTEE
- ---------------------------------  ---------------------------------  ---------------------------------
Nicholas DeBenedictis*             John F. McCaughan*                 John H. Austin, Jr.*
John H. Austin, Jr.                G. Fred DiBona, Jr.                John W. Boyer, Jr.
John W. Boyer, Jr.                 Claudio Elia                       Harvey J. Wilson
G. Fred DiBona, Jr.                Joseph C. Ladd
Joseph C. Ladd
John F. McCaughan



PENSION COMMITTEE                  NOMINATING COMMITTEE
- ---------------------------------  ---------------------------------
Joseph C. Ladd*                    G. Fred DiBona, Jr.*
John W. Boyer, Jr.                 Mary C. Carroll
Nicholas DeBenedictis              Nicholas DeBenedictis

- ------------------
* Chairman

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

     Nominations for election of directors may be made at the Annual Meeting by any shareholder entitled to vote for the election of directors, provided that written notice (the 'Notice') of the shareholder's intent to nominate a director at the meeting is filed with the Secretary of the Company prior to the Annual Meeting in accordance with provisions of the Company's Amended and Restated Articles of Incorporation and Bylaws.

     Section 4.13 of the Company's Bylaws requires the Notice to be received by the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors, with certain exceptions. These notice requirements do not apply to nominations for which proxies are solicited under applicable regulations of the Securities and Exchange Commission ('SEC'). The Notice must contain or be accompanied by the following information:

          (1) the name and residence of the shareholder who intends to make the nomination;

          (2) a representation that the shareholder is a holder of record of voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice;

          (3) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the SEC's proxy rules had each nominee been nominated, or intended to be nominated, by the management or the Board of Directors of the Company;

          (4) a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

          (5) the consent of each nominee to serve as a director of the Company if so elected.

     Pursuant to the above requirements, appropriate Notices in respect of nominations for directors must be received by the Secretary of the Company no later than May 5, 1994.

INFORMATION REGARDING NOMINEES AND DIRECTORS

     For the three nominees for election as directors at the 1994 Annual Meeting and the six directors whose terms of office expire either at the 1995 Annual Meeting or the 1996 Annual Meeting, there follows information as to the positions and offices with the Company held by each, the principal occupation of each during the past five years, and certain directorships of public companies and other organizations held by each.

- --------------------------------------------------------------------------------

                    NOMINEES FOR ELECTION AT ANNUAL MEETING
- --------------------------------------------------------------------------------

John H. Austin, Jr ..............  Mr. Austin retired as President of PECO Energy Company, a public utility, in
Berwyn, PA                         1988. Mr. Austin served as President of PECO Energy Company from 1982 to 1988.
Director since 1981                He is also a director of Selas Corporation of America. Age: 65.
John F. McCaughan ...............  Mr. McCaughan is Chairman of Betz Laboratories, Inc., which provides
Doylestown, PA                     engineered chemical treatment of water, wastewater and process systems. Mr.
Director since 1984                McCaughan was Chairman and Chief Executive Officer of Betz Laboratories from
                                   1982 to 1994. He is also a director of Betz Laboratories, Inc. and Penn Mutual
                                   Life Insurance Company. Age: 58.
Harvey J. Wilson ................  Mr. Wilson has been a self-employed businessman and investor since mid-1983.
Delray Beach, FL                   Mr. Wilson served as President of Shared Medical Systems Corporation, of which
Director since 1983                he was a co-founder, until June 1983 and as Vice Chairman until May 1984. He is a director of Legent Corporation. Age: 55.

- --------------------------------------------------------------------------------

           DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 1995
- --------------------------------------------------------------------------------

Mary C. Carroll .................  Ms. Carroll is a consultant, a community volunteer and an advisor to nonprofit
Bryn Mawr, PA                      corporations, businesses and government agencies. Between 1992 and 1993 she
Director since 1981                served as President of Hospitality Philadelphia Style. She is Vice Chairman of
                                   Ft. Mifflin on the Delaware and is a founder, director or trustee of various civic and charitable organizations, including Preservation Action, the
                                   National Parks Mid-Atlantic Council, the Friends of Independence National
                                   Historical Park, the Urban Affairs Coalition and the Metropolitan YMCA. Age:
                                   53.
Claudio Elia ....................  Mr. Elia has served since September, 1988 as President and Chief Executive
Greenwich, CT                      Officer of Anjou International Company, the U.S. holding company of Compagnie
Director since 1992                Generale des Eaux, a diversified local service company providing a broad range of water, power, heating and urban maintenance services. He has also served as
                                   President and Chief Executive Officer of Limbach Holdings, a construction and service company, and President of Montenay International Co., a waste-to-
                                   energy company, both of which are affiliates of Compagnie Generale des Eaux.
                                   Mr. Elia is also a director of Consumers Water Company, Anjou International
                                   Company, Limbach Holdings and Montenay International Co. Age: 51.
Joseph C. Ladd ..................  Mr. Ladd is the retired Chairman, President and Chief Executive Officer of The
Rosemont, PA                       Fidelity Mutual Life Insurance Company, serving in those capacities from July,
Director since 1983                1971 to January, 1992. He is currently a director of CoreStates Financial
                                   Corp., CoreStates Bank N.A. and PECO Energy Company. Age: 67.

- --------------------------------------------------------------------------------

           DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 1996
- --------------------------------------------------------------------------------

John W. Boyer, Jr ...............  Mr. Boyer retired as Chairman of the Company on May 20, 1993, having served in
St. Davids, PA                     that capacity since the restructuring of the Company on July 1, 1981. Mr.
Director since 1981                Boyer also served as the Company's Chief Executive Officer from July 1, 1981 to July 1, 1992. Mr. Boyer is a director of Betz Laboratories, Inc., Gilbert
                                   Associates, Inc. and Rittenhouse Trust Company. Age: 65.
Nicholas DeBenedictis ...........  Mr. DeBenedictis has served as Chairman of the Company since May 20, 1993. Mr.
Philadelphia, PA                   DeBenedictis also continues to serve as the Company's Chief Executive Officer
Director since 1992                and President, the positions he has held since joining the Company in 1992. He also serves as Chairman and Chief Executive Officer of the Company's principal subsidiary, Philadelphia Suburban Water Company. Between April 1989 and June
                                   1992, he served as Senior Vice President for Corporate Affairs of PECO Energy
                                   Company. From December 1986 to April 1989, he served as President of the
                                   Greater Philadelphia Chamber of Commerce and from 1983 to 1986 he served as the Secretary of the Pennsylvania Department of Environmental Resources. Mr.
                                   DeBenedictis is also a member of the PNC Bank, N.A., Philadelphia Advisory
                                   Board. Age: 48.
G. Fred DiBona, Jr ..............  Mr. DiBona has served since 1990 as President and Chief Executive Officer of
Bryn Mawr, PA                      Independence Blue Cross, the Delaware Valley region's largest health insurer.
Director since 1993                He also serves as Chairman of Independence Blue Cross' subsidiaries and affiliates. Between 1986 and 1990, Mr. DiBona served as President and Chief
                                   Executive Officer for Pennsylvania Blue Shield's holding company, Keystone
                                   Ventures, Inc. Mr. DiBona is also a director of Independence Blue Cross and its subsidiaries, as well as various civic and charitable organizations. Age:
                                   43.

OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of January 31, 1994, with respect to shares of Common Stock of the Company beneficially owned by each director and executive officer and by all directors and executive officers of the Company as a group. This information has been provided by each of the directors and officers at the request of the Company. Beneficial ownership of securities as shown below has been determined in accordance with applicable guidelines issued by the SEC and includes the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security).

                                                                                            TOTAL AND
                                                 SOLE VOTING         SHARED VOTING         PERCENT OF
                                                 AND/OR SOLE         AND/OR SHARED            CLASS
              BENEFICIAL OWNER                INVESTMENT POWER   INVESTMENT POWER(1)(2)  OUTSTANDING(3)
- --------------------------------------------  -----------------  ----------------------  ---------------
John H. Austin, Jr..........................           1,000                   --                1,000
John W. Boyer, Jr...........................          58,503                   --               58,503
Mary C. Carroll.............................             600                  400                1,000
Nicholas DeBenedictis.......................          12,300                6,647(4)            18,947
G. Fred DiBona, Jr..........................             300                   --                  300
Claudio Elia (5)............................              --                   --                   --
Michael P. Graham...........................          10,000                4,976               14,976
Joseph C. Ladd..............................           2,451                   --                2,451
Robert A. Luksa.............................          18,300               22,622               40,922
John F. McCaughan...........................           2,000                   --                2,000
Roy H. Stahl................................          21,382                1,755               23,137
Harvey J. Wilson............................           6,500                   --                6,500
All directors and executive officers as a
  group (12 persons)........................         133,336(6)            36,400(7)           169,736(1.49%)

- ------------------
(1) The shareholdings indicated include 244 shares held in the Company's Dividend Reinvestment Program.

(2) Under the Company's Thrift Plan, participants do not have any present voting power with respect to shares allocated to their accounts. Such shares have been included in this column.

(3) Percentages for each person or group are based on the aggregate of the shares of Common Stock outstanding as of January 31, 1994 (11,403,468 shares) and all shares issuable to such person or group upon the exercise of outstanding stock options exercisable within 60 days of that date. Percentage ownership of less than 1% of the class then outstanding as of January 31, 1994 has not been shown.

(4) The shareholdings indicated include 400 shares owned of record by Mr. DeBenedictis' wife and 3,169 shares owned of record by Mr. DeBenedictis' son. Mr. DeBenedictis disclaims beneficial ownership as to such shares.

(5) As Chief Executive Officer of Anjou International Company, Mr. Elia oversees Compagnie Generale des Eaux's interests in the United States, including their share ownership in Philadelphia Suburban Corporation. Consequently, he may be deemed to share voting and dispositive power for the shares held by Compagnie Generale des Eaux.

(6) The shareholdings indicated include 41,100 shares exercisable under the 1982 Stock Option Plan and the 1988 Stock Option Plan on or before April 1, 1994 and 10,000 shares awarded but not released under the Company's Executive Incentive Award Plan.

(7) The shareholdings indicated include 28,018 shares (i) held in joint ownership with spouses, (ii) held as custodian for minor children or (iii) owned by family members.

     The following table sets forth certain information as of February 28, 1994, except as otherwise indicated, with respect to the ownership of shares of Common Stock of the Company by certain beneficial owners of 5% or more of the Company's total outstanding shares.

                                                                                                      PERCENT OF
                                                                                                      OUSTANDING
BENEFICIAL OWNER                                AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP               SHARES
- ----------------------------------------------  ---------------------------------------------------  -------------
Compagnie Generale des Eaux
52 Rue D'Anjou 75008                            Sole voting and dispositive
Paris, France                                   power over 1,526,000 shares(1)                            13.41%

- ------------------
(1) Based on the Form 4 of Compagnie Generale des Eaux dated March 8, 1994.

                             EXECUTIVE COMPENSATION
                    REPORT OF THE EXECUTIVE COMPENSATION AND
                          EMPLOYEE BENEFITS COMMITTEE

OVERALL OBJECTIVES

     Philadelphia Suburban Corporation's executive compensation program is designed to motivate its senior executives to achieve the Company's goals of providing its customers with cost-effective, reliable water services and providing the Company's shareholders with a market-based return on their investment.

     Toward that end, the program:

     o Provides compensation levels that are competitive with those provided by companies with which the Company may compete for executive talent.

     o Motivates key senior executives to achieve strategic business initiatives and rewards them for their achievement.

     o Creates a strong link between stockholder and financial performance and the pay of the Company's senior executives.

     In administering the executive compensation program, the Executive Compensation and Employee Benefits Committee (the 'Committee') attempts to strike an appropriate balance among the above-mentioned objectives, each of which is discussed in greater detail below.

     At present, the executive compensation program is comprised of three components: base salary, annual cash incentive opportunities and equity incentive opportunities. In determining the relative weighting of compensation components and target level of compensation for the Company's executives, the Committee considers compensation programs of a peer group of companies. Because of the limited number of investor-owned water utilities from which comparable compensation data is available, the Committee utilizes survey data from a composite market ('Composite Market') compiled by a nationally recognized compensation consulting firm in assessing the competitiveness of base salaries and annual incentive targets. The Composite Market consists of 50% water utilities, 25% other utilities and 25% general industrial businesses. There are fourteen water utilities in the Composite Market, eleven of which are included in the Edward D. Jones & Co. Water Utility Index used for the stock performance chart contained herein. Competitive compensation levels are targeted at the median of the third quartile range of compensation levels in the Composite Market, except for equity incentive awards, which are evaluated using the 50th percentile of the compensation consulting firm's data base of general industrial organizations, including utilities, that have long-term incentive programs.

COMPENSATION COMPONENTS

Base Salary

     To ensure that its pay levels are competitive, the Company regularly compares its executive compensation levels with those of other companies and sets its salary structure in line with competitive data from the Composite Market. Individual salaries are considered for adjustment annually and any adjustments are based on general movement in external salary levels, individual performance, and changes in individual duties and responsibilities.

Cash Incentive Awards

     Annual incentive awards are based upon two factors -- the Company's overall financial results and the executive's individual performance objectives. The annual incentive plan consists of target incentive awards for each executive stated as a percentage of base salary that were evaluated for competitiveness against the Composite Market. Annual incentive awards for executive officers are calculated by a formula that multiplies the executive's target incentive percentage times factors for both the Company and individual performance that can range from 0 to 1 1/2 times. Each of these percentages are established by the Committee each year. Regardless of the Company's performance, the Committee retains the authority to determine the final Company rating factor, and actual payment and amount of any bonus is always subject to the discretion of the Committee.

Equity Incentives

     Historically, the Company's equity incentives have consisted primarily of qualified and nonqualified stock options. The shares reserved for issuance under the Company's 1988 Stock Option Plan were fully utilized with the grants made in 1993. As part of its review of the total compensation package for the Company's officers, the Committee, with the assistance of a nationally-recognized compensation consulting firm, reviewed the Company's equity incentive compensation program. In determining a competitive level for such equity incentives, the Committee, upon the recommendation of the consultant, has adopted a target of the 50th percentile of all industrial organizations, including utilities, based on the consultant's data base of such organizations that have long-term incentive programs.

     Since stock options for all of the shares of Common Stock reserved for issuance under the Company's 1988 Stock Option Plan have been awarded, the consultant recommended to the Committee a new equity compensation plan composed of stock options, dividend equivalents and restricted stock. Given the importance of dividends to a utility investor, the consultant recommended using a combination of stock options and dividend equivalents to best link executive long-term incentives to corporate performance and shareholder interests. The consultant also recommended increasing the percentage of the Chief Executive Officer's total direct compensation represented by equity incentives to come in line with the market, as defined above.

     After reviewing the consultant's recommendations, the Committee at its March 21, 1994 meeting, approved a proposed Equity Compensation Plan for recommendation to the Company's Board of Directors. Under the terms of the Plan, which are more fully described on pages 23 through 28 of this proxy statement, the Committee and the Board of Directors may grant stock options to officers, key employees and key consultants, and may grant dividend equivalents and restricted stock to officers and key employees, of the Company and its subsidiaries who are in a position to contribute materially to the successful operation of the business of the Company. The purpose of the Plan is to help align executive compensation with shareholder interests by providing the participants with a long-term equity interest in the Company. The plan also provides a means through which the Company can attract and retain employees of significant abilities. Upon the recommendation of the Committee, the Executive Committee of the Board of Directors adopted the Plan, subject to the approval of the Company's shareholders as set forth in Proposal No. 3 on pages 23 to 28 of this Proxy Statement.

SUMMARY OF ACTIONS TAKEN BY COMMITTEE

Salary Increase

     Under the Company's salary program, the base salary budget is based on salary levels for comparable positions in the Composite Market. The projected overall annual increase is based on annual salary budget increase data reported by published surveys. Under these guidelines, actual salary increases are determined based on a combination of an assessment of the individual's performance and the individual's salary compared to the market. In the case of executive officers named in this Proxy

Statement, the determination of salary levels is made by the Committee, subject to approval by the Board of Directors.

     Mr. DeBenedictis' salary for 1993 was consistent with the target level within the Composite Market. Mr. DeBenedictis' salary for 1994 is consistent with published salary survey information on salary levels and projected annual salary increases for 1994 and is based on the Committee's favorable assessment of his and the Company's performance.

Annual Incentive Award

     At its February 25, 1994 meeting, the Committee determined annual incentive awards based on the Company's 1993 results. The awards were based on the Company's performance compared to its financial goal for 1993 as well as the participants' achievement of their individual objectives. Mr. DeBenedictis earned $145,454 in annual incentive compensation for 1993, based on the Company's earnings and the Committee's positive assessment of Mr. DeBenedictis' individual performance. Mr. DeBenedictis' achievements in 1993 included successful completion of the divestitures of the Company's non-regulated businesses, increasing net income significantly over 1992 levels and above the target in the 1993 business plan, significant progress in implementing the financial restructuring of the Company, and completing the Company's third water system acquisition.

Equity Incentives

     At its March 2, 1993 meeting, the Committee approved the grant of qualified stock options under the Company's 1988 Stock Option Plan to its executive officers at the fair market value on the date of grant of $17.125. The options are exercisable in installments of 20% each year starting on the first anniversary of the date of grant and carry a term of 10 years from the date of grant. Mr. DeBenedictis received a option grant for 9,000 shares at this grant price. At its March 21, 1994 meeting, the Committee approved the 1994 Equity Compensation Plan, subject to shareholder approval, as described above.

                                          Respectfully submitted,

                                          John F. McCaughan
                                          G. Fred DiBona, Jr.
                                          Claudio Elia
                                          Joseph C. Ladd

     The foregoing report of the Executive Compensation and Employee Benefits Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table shows compensation paid by the Company for services rendered during the years 1993, 1992 and 1991 for the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE


                                                                             LONG TERM COMPENSATION
                                                                       -----------------------------------
                                                                                AWARDS
                                          ANNUAL COMPENSATION          ------------------------
                                   ----------------------------------  RESTRICTED   SECURITIES    PAYOUTS          ALL
                                                         OTHER ANNUAL     STOCK     UNDERLYING   ---------        OTHER
       NAME AND                     SALARY      BONUS    COMPENSATION   AWARD(S)     OPTIONS/      LTIP       COMPENSATION
  PRINCIPAL POSITION      YEAR      ($)(1)     ($)(2)       ($)(3)       ($)(4)      SAR'S (#)   PAYOUTS($)      ($)(5)
- ----------------------  ---------  ---------  ---------  ------------  -----------  -----------  ---------  -----------------
N. DeBenedictis(6)....       1993    231,751    145,454        2,698           --        9,000          --         21,840
CEO                          1992    112,500     50,220           --           --       50,000          --         21,840
J. Boyer, Jr..........       1993    200,000         --      208,218           --           --          --          3,200
Chairman (retired)           1992    293,752         --        3,438           --           --          --          1,180
                             1991    268,760    101,106        3,500           --           --          --          2,817
R. Luksa..............       1993    196,526     66,078        4,497           --        6,500          --             --
President-PSWC               1992    188,107     51,001        3,500           --        5,000          --             --
                             1991    177,507     54,000        3,500           --           --          --             --
R. Stahl..............       1993    144,200     54,545        4,326           --        5,000          --             --
Senior V.P.                  1992    138,000     42,500        3,050           --        5,000          --             --
                             1991    129,500     30,332        3,500           --           --     126,917             --
M. Graham.............       1993    112,651     43,157        3,379           --        5,000          --             --
Senior V.P.-Finance...       1992    102,504     34,177        2,580           --        5,000          --             --
                             1991     93,753     21,830        2,100           --        5,000          --             --

- ------------------
(1) Salary deferred at the discretion of the executive and contributed to the Company's Thrift Plan is included in this Column.
(2) Includes cash bonuses for services rendered during the specified year, regardless of when paid.
(3) Company matching contributions pursuant to the Company's Thrift Plan are included in this column. Included in the amount for Mr. Boyer is $190,625 paid to him to cancel his outstanding stock options, which amount represented the spread between his option exercise price and the fair market value of the Company's stock on August 11, 1993 and the supplemental retirement benefits of $13,096 paid to Mr. Boyer in 1993.
(4) Mr. Luksa was awarded 10,000 shares of restricted stock under the Company's expired 1982 Executive Incentive Award Plan subject to restrictions that are due to expire in March, 1994. The value of these shares at December 31, 1993, less their par value paid by Mr. Luksa, is $178,750. Mr. Luksa receives the dividends on these shares.
(5) The premium payments made by the Company or its subsidiary under split dollar life insurance programs for Mr. DeBenedictis and Mr. Boyer are included in this column. The Company will be reimbursed the amount of the premiums paid under the split dollar program for Mr. DeBenedictis upon his death or repaid such premiums by Mr. DeBenedictis if he leaves the Company and if he desires to maintain the policy.
(6) Mr. DeBenedictis was elected Chief Executive Officer effective July 1, 1992 and was not employed by the Company or any of its subsidiaries prior thereto. Therefore, his salary and bonus payments for 1992 are based on his employment with the Company for six months of 1992. Under the terms of an employment agreement entered into during 1992, Mr. DeBenedictis serves as Chief Executive Officer of the Company at a base salary of not less than $225,000 per year, plus annual and long-term incentives.

COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five years with the weighted average cumulative total return of a peer group of companies represented by the Edward
D. Jones & Co. ('EDJ') Water Utility Industry Index (adjusted for total market capitalization) and the cumulative total return on the S&P 500 over the same period, assuming a $100 investment on January 1, 1988 and the reinvestment of all dividends. The Edward D. Jones & Co. Water Utility Industry Index consists of the following companies: American Water Works Company, Inc.; Aquarion Company; California Water Service Company; Connecticut Water Service Company; Consumers Water Company; E'town Corporation; IWC Resources Corporation; Middlesex Water Company; SJW Corporation; Southern California Water Company; United Water Resources, Inc.; GWC Corporation; Philadelphia Suburban Corporation; and Southwest Water Company.

               [Insert Stock Performance Graph Here]

               EDJ Weighted Avg      S&P 500              PSC
1988                100                100                100
1989                108                132                113
1990                 99                128                107
1991                138                166                149
1992                151                179                162
1993                174                197                197

     The foregoing comparative stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK OPTION GRANTS IN 1993

     The following table sets forth information concerning individual grants of stock options under the Company's 1988 Stock Option Plan during 1993 to each executive officer identified in the Summary Compensation Table who received options during the period.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                  INDIVIDUAL GRANTS
                                             ------------------------------------------------------------
                                                                    % OF                                   GRANT DATE
                                                NUMBER OF           TOTAL                                     VALUE
                                               SECURITIES       OPTIONS/SAR'S                              -----------
                                               UNDERLYING        GRANTED TO      EXERCISE OR               GRANT DATE
                                              OPTIONS/SAR'S     EMPLOYEES IN     BASE PRICE   EXPIRATION     PRESENT
                   NAME                       GRANTED(#)(1)      FISCAL YEAR      ($/SH)(2)      DATE      VALUE($)(3)
- -------------------------------------------  ---------------  -----------------  -----------  -----------  -----------
DeBenedictis...............................         9,000              7.0%          17.125      3/02/03       17,724
Boyer......................................            --                --              --           --           --
Luksa......................................         6,500              5.1%          17.125      3/02/03       12,801
Stahl......................................         5,000              3.9%          17.125      3/02/03        9,847
Graham.....................................         5,000              3.9%          17.125      3/02/03        9,847

- ------------------
(1) The options listed in this column are incentive stock options granted at an exercise price equal to the fair market value of the Company's common stock on the date of grant under the Company's 1988 Stock Option Plan. Grants become exercisable in installments of 20% per year commencing on the first anniversary of the grant date.

(2) The exercise price for options granted is equal to the mean of the high and low sale prices of the Company's common stock on the New York Stock Exchange composite tape on the date the option is granted.

(3) The values in this column were determined using Black-Scholes Option Pricing Model. The actual value, if any, that may be realized will depend on the difference between the exercise price and the market price on the date of exercise. The estimated values under the Black-Scholes model are based on assumptions as to such variables as interest rates, stock price volatility and dividend yield. The key assumptions used in the Black-Scholes model valuation of the options are (i) an annual dividend yield of 5.7%, (ii) a risk free rate of return of 6%, (iii) a beta coefficient of 1, (iv) an exercise date of 10 years from the date of grant, and (v) no reduction in values to reflect non-transferability or other restrictions on the options. These assumptions are not a forecast of future dividend yield or stock performance or volatility.

STOCK OPTION EXERCISES IN 1993 AND VALUE OF OPTIONS AT YEAR-END 1993

     The following table sets forth information concerning the number of stock options exercised under the Company's 1982 and 1988 Stock Option Plans during 1993 by each executive officer listed below and the number and value of unexercised options as of December 31, 1993, indicating in each case the number and value of those options that were exercisable and unexercisable as of that date.

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND YEAR-END OPTION/SAR VALUES


                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                               OPTIONS/SAR'S AT            OPTIONS/SAR'S AT
                                 SHARES                       FISCAL YEAR-END(#)        FISCAL YEAR-END ($)(1)
                               ACQUIRED ON      VALUE     --------------------------  --------------------------
            NAME               EXERCISE(#)   REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ----------------------------  -------------  -----------  -----------  -------------  -----------  -------------
DeBenedictis................           --            --       10,000        49,000        40,000        171,250
Boyer.......................       50,000       190,625           --            --            --             --
Luksa.......................           --            --        6,000        10,500        16,875         20,625
Stahl.......................        4,500        27,594        8,400         9,600        29,925         22,013
Graham......................       10,000        51,469        6,000        15,000        27,188         48,876

- ------------------
(1) Based on the closing price on the New York Stock Exchange-Composite Transactions of the Company's Common Stock on December 31, 1993 ($18.375).

CERTAIN COMPENSATION PLANS

RETIREMENT PLAN

     The Retirement Plan for Employees of the Company (the 'Retirement Plan') is a defined benefit pension plan. In general, participants are eligible for normal pension benefits upon retirement at age 65 and are eligible for early retirement benefits upon retirement at age 55 with ten years of credited service. Under the terms of the Retirement Plan, a participant becomes fully vested in his or her accrued pension benefit after five years of credited service. Benefits payable to employees under the Retirement Plan are based upon 'final average compensation', which is defined as the average cash compensation through the five highest consecutive years of the last ten full years preceding retirement.

     The Employee Retirement Income Security Act of 1974, as amended, ('ERISA') imposes maximum limitations on the annual amount of pension benefits that may be paid under, and the amount of compensation that may be taken into account in calculating benefits under, a qualified, funded defined benefit pension plan such as the Retirement Plan. The Retirement Plan complies with these ERISA limitations. Effective December 1, 1989, the Board of Directors adopted an Excess Benefits Plan for Salaried Employees (the 'Excess Plan'). The Excess Plan is a nonqualified, unfunded pension benefit plan that is intended to provide an additional pension benefit to participants in the Retirement Plan and their beneficiaries whose benefits under the Retirement Plan are adversely affected by these ERISA limitations. The benefit under the Excess Plan is equal to the difference between (i) the amount of the benefit the participant would have been entitled to under the Retirement Plan absent such ERISA limitations, and (ii) the amount of the benefit actually payable under the Retirement Plan.

     The following tabulation shows the estimated annual pension payable pursuant to the Retirement Plan and the Excess Plan to employees, including employees who are directors or officers of the Company, upon retirement after selected periods of service. This table is provided for illustrative purposes only and does not reflect pension benefits presently due under the Retirement Plan or Excess Plan.

                                 PENSION TABLE


                 AVERAGE SALARY                            ESTIMATED ANNUAL PENSION BASED ON SERVICE OF
               DURING FIVE YEARS                  ---------------------------------------------------------------
              PRECEDING RETIREMENT                 15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
- ------------------------------------------------  -----------  -----------  -----------  -----------  -----------
$100,000........................................  $    25,500  $    34,000  $    42,400  $    44,900  $    47,400
 125,000........................................       32,200       43,000       53,700       56,800       59,900
 150,000........................................       39,000       52,000       64,900       68,700       72,400
 175,000........................................       45,700       61,000       76,200       80,600       84,900
 200,000........................................       52,500       70,000       87,400       92,400       97,400
 225,000........................................       59,200       79,000       98,700      104,300      109,900
 250,000........................................       66,000       88,000      109,900      116,200      122,400
 300,000........................................       79,500      106,000      132,400      139,900      147,400
 350,000........................................       93,000      124,000      154,900      163,700      172,400
 400,000........................................      106,500      142,000      177,400      187,400      197,400
 450,000........................................      120,000      160,000      199,900      211,200      222,400
 500,000........................................      133,500      178,000      222,400      234,900      247,400

     The Company's contributions to the Retirement Plan are computed on the basis of straight life annuities. The following executive officers listed in Summary Compensation Table have the indicated number of completed years of service under the Retirement Plan, and would, upon retirement at age 65 on March 31, 1994, be entitled to a pension based on the remuneration level listed in the following table:


                                                                                             COMPLETED
                                                                          COVERED            YEARS OF
                                NAME                                    REMUNERATION     CREDITED SERVICE
- ---------------------------------------------------------------------  --------------  ---------------------
Nicholas DeBenedictis................................................   $    174,170               2
John W. Boyer, Jr....................................................        212,056              22
Robert A. Luksa......................................................        192,594              38
Roy H. Stahl.........................................................        149,375              12
Michael P. Graham....................................................        108,706              17

     Supplemental Executive Retirement Plans or SERPs have been established for both Mr. DeBenedictis and Mr. Boyer. These Plans, which are nonqualified and unfunded, were approved by the Board of Directors and are intended to provide Mr. DeBenedictis and Mr. Boyer with a total retirement benefit, in combination with the Retirement Plan and Excess Plan, that is commensurate with the retirement benefits for the chief executive officers of other companies. Under the terms of the SERPs, Mr. DeBenedictis and Mr. Boyer will be eligible to receive a benefit at normal retirement equal to the difference between (i) the benefit to which they would otherwise be entitled under the Retirement Plan assuming they had 25 years of service and absent the ERISA limitations referred to above, and (ii) the benefit payable to them under the Retirement Plan and the Excess Plan. Under the terms of Mr. DeBenedictis's SERP, if his employment is terminated for any reason prior to age 65, he is entitled to receive a supplemental retirement benefit equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he was credited with two years of service for each of his first seven years of credited service and (ii) the benefit payable to him under the Retirement Plan and the Excess Plan. Mr. Boyer has reached retirement age of 65 and is currently receiving an annual benefit under the SERP of $11,106. If Mr. DeBenedictis retires from the Company at age 65, the SERP is projected to provide an annual benefit of $56,000.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     Under the terms of Mr. DeBenedictis' employment arrangement, if his employment is terminated by the Company for any reason other than his disability, death or for cause, he will be entitled to receive a severance payment equal to twelve months of his base compensation paid in twelve equal monthly installments without offset. A restricted stock award in the amount of 10,000 shares of Common Stock, held by Mr. Luksa and subject to restrictions until March 1994 under a now-expired plan, includes a provision for the release of restrictions upon certain change in control events.

COMPENSATION OF DIRECTORS

     Directors who are full-time employees of the Company do not receive a retainer or fees for service on the Board of Directors or Committees of the Board. In 1993, members of the Board of Directors who were not full-time employees of the Company or any of its subsidiaries received an annual retainer fee of $12,000 plus a fee of $750 for attendance at each meeting of the Board of Directors of the Company and meeting fees of $750 for attendance at each Committee meeting of the Board. In addition, each Committee Chairman, who is not a full-time employee of the Company, received an annual retainer fee of $2,000. All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board or Committee meetings.

                                (PROPOSAL NO. 2)
               APPROVAL OF THE 1994 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors is submitting to the shareholders for their approval the Company's 1994 Employee Stock Purchase Plan (the 'ESPP'). The ESPP was adopted by the Board of Directors effective March 15, 1994, subject to final approval by the shareholders. The proposal to approve the ESPP requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting for its approval.

     The text of the ESPP in the form submitted to the shareholders for approval is set forth in full as Exhibit A to this proxy statement, and the description of the ESPP contained herein is qualified in its entirety by reference to Exhibit A. All capitalized terms in this description shall have the meanings set forth in the ESPP. A description of the Company's other compensation plans established for the benefit of executive officers and other employees appears under the caption 'Executive Compensation' in this proxy statement.

     The Company believes that the ESPP will serve to align its employees' interests more closely to those of its shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT ALL SHAREHOLDERS VOTE FOR APPROVAL OF THE ADOPTION OF THE 1994 EMPLOYEE STOCK PURCHASE PLAN.

DESCRIPTION OF THE ESPP

     The ESPP provides Eligible Employees of the Company and its subsidiaries with the opportunity to purchase shares of the Company's Common Stock (the 'Stock') at a five percent (5%) discount from the prevailing market price. Purchases can be made through regular payroll deductions or voluntary cash deposits. The minimum payroll deduction is five dollars ($5.00) per week (ten dollars ($10.00) per payroll period for employees paid bi-weekly or semi-monthly). The maximum payroll deduction cannot exceed ten percent (10%) of an employee's base compensation. Participants' purchases through both payroll deductions and voluntary deposits are limited to an aggregate market value of the shares of Stock purchased of twenty-five thousand dollars ($25,000), determined at the time of the Offerings, for each calendar year.

     The ESPP is open to all active full-and part-time employees of the Company and employees who are not so classified if their customary employment is for more than twenty (20) hours per week and for more than five (5) months per year. New employees must complete at least six (6) months of continuous service with the Company to be eligible to participate in the ESPP. As of March 15, 1994, there were approximately 525 employees eligible to participate in the ESPP.

     A total of 300,000 shares of the Company's Stock are available for purchase under the ESPP. The shares may be newly issued shares, Treasury stock or may be purchased by the Company on the open market. As of March 15, 1994, the closing price of the Common Stock on the New York Stock Exchange was $18.63.

     The purchase price of the shares of stock purchased under the ESPP will be ninety-five (95%) percent of the average of the high and low trading prices of the Company's Stock on the last business day (the 'Exercise Date') of each month. If for any reason the Company's Stock does not trade on that day, then the Exercise Date shall be the next preceding date on which the Company's Stock was traded. The Company pays all the administrative costs and brokerage fees associated with maintaining the ESPP and purchasing shares for the participants' accounts. The full amount in the participants' Stock Purchase Accounts on the Exercise Date will be used to buy full and fractional shares for each participant, which will be held in the participant's Employee Stock Purchase Plan account (the 'Employee Account') until directed otherwise by the participant.

     Dividends will be paid on all full and fractional shares held in a participant's Employee Account. Unless otherwise directed by a participant, all dividends paid on such shares will be automatically reinvested under the Company's Dividend Reinvestment and Optional Stock Purchase Plan (the 'DRP'). In accordance with the terms of the DRP, reinvested dividends will be used to purchase additional shares of Stock at a five percent (5%) discount from the prevailing market price. Participants may alternatively elect to receive the dividends on all of their full and fractional shares in cash.

     Participants may sell the shares in their Employee Account at any time, but are responsible for any applicable back-up tax withholding and brokers' commissions.

     The ESPP is administered by the Company, which has delegated certain of its administrative responsibilities to the Company's transfer agent, Mellon Bank, N.A. The ESPP is not subject to either the Employee Retirement Income Security Act of 1974 or Section 401(a) of the Internal Revenue Code of 1986, as amended (the 'Code'). The ESPP is intended to constitute an 'employee stock purchase plan' within the meaning of Section 423 of the Code.

     The ESPP will continue through March 14, 2004 unless terminated prior thereto pursuant to its provisions or pursuant to action by the Board of Directors, which has the right to terminate the ESPP at any time without prior notice to any participant. The Board of Directors may, at any time and from time to time, amend the ESPP in any respect, except that, without the approval of the shareholders, no amendment may (1) increase the number of shares reserved for purposes of the ESPP; (2) reduce the purchase price per share; or (3) allow any person who is not an Eligible Employee to become a participant.

FEDERAL TAX CONSEQUENCES

     The ESPP is intended to qualify as an 'employee stock purchase plan' within the meaning of Section 423 of the Code, and it is also intended to comply with the provisions of Sections 421 and 424 of the Code and the rules and regulations issued thereunder. Under the Code as currently in effect, the federal income tax consequences of the ESPP are outlined below.

     Although the price a participant pays for a share of Stock purchased under the ESPP is less than the market value for a share of Stock on the Exercise Date, income need not be reported until the earlier of the following: (i) the year in which the participant makes a sale or other disposition of the share or
(ii) the year of the participant's death if he or she has not made a sale or other disposition of the share. The rules for determining the amount of taxable ordinary income (as opposed to capital gain) to be reported in the participant's federal income tax return for that year are summarized below. The amount of ordinary income tax that the participant must report in his or her federal income tax return is the same whether the share is held by the participant in his or her name alone or jointly, with right of survivorship, in his or her name and the name of his or her spouse or another person.

     Generally, Section 423 of the Code requires that the participant must not dispose of the Stock within two years after its offering date. If the participant disposes of the Stock after the expiration of the required holding period, he or she must include in taxable income at the time of disposition of the shares (or in the event of his or her death while still holding the shares, his or her estate), the lesser of (a) the amount by which the market value of the Stock on the Exercise Date exceeds the purchase price of the Stock or (b) the amount, if any, by which the market value of the Stock at the time of such disposition or death exceeds the purchase price; any balance is taxable as a long-term capital gain. If the participant disposes of the Stock before the expiration of the required holding period, he or she must include in taxable income at the time of disposition of the shares the amount by which the market value of the shares on the Exercise Date exceeds the purchase price of the shares. This amount must be reported as ordinary income even if the participant made no profit or realized a loss on the sale of the shares or gave them away as a gift.

     When the participant reports ordinary income as described above, the amount so reported is added to the purchase price of the share and this sum becomes his or her tax 'basis' of the share for the purpose of determining capital gain or loss on a sale or exchange of the share. There are special rules regarding the tax 'basis' to a person who is given the shares by the participant and the tax 'basis' to the participant's estate of shares acquired by it as a result of his or her death. There is no capital gain or loss on a disposition by gift or transfer of title at death. If the participant must report ordinary income because of a disposition of Stock prior to the expiration of the required holding period, the Company will be entitled to a deduction from its income in an amount equal to the ordinary income the participant is required to report in his or her income tax return.

                                (PROPOSAL NO. 3)
                            PROPOSAL TO APPROVE THE
                     1994 PHILADELPHIA SUBURBAN CORPORATION
                            EQUITY COMPENSATION PLAN

THE PROPOSAL

     At the Annual Meeting, there will be presented to the shareholders a proposal to approve and ratify the adoption of the 1994 Philadelphia Suburban Corporation Equity Compensation Plan (the 'Plan'). The Plan was created to assist the Company in retaining and attracting officers and other key employees and key consultants by offering those individuals a proprietary interest in the Company. On March 23, 1994, the Executive Committee of the Board adopted the Plan, subject to shareholder approval at the Annual Meeting. The Plan will not be effective unless or until shareholder approval is obtained. The proposal to approve the Plan requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting for its approval.

     THE BOARD OF DIRECTORS RECOMMENDS THAT ALL SHAREHOLDERS VOTE FOR APPROVAL OF THE ADOPTION OF THE 1994 EQUITY COMPENSATION PLAN.

DESCRIPTION OF THE PLAN

     The Plan is set forth as Exhibit B to this Proxy Statement, and the description of the Plan contained herein is qualified in its entirety by reference to Exhibit B.

     General. Subject to adjustment in certain circumstances as discussed below, the Plan currently authorizes up to 450,000 shares of Common Stock for issuance pursuant to the terms of the Plan. The maximum number of shares of Common Stock that may be issued under the Plan in connection with grants of restricted stock is 25,000 shares. If and to the extent options granted under the Plan terminate or expire without being exercised, or if any shares of restricted stock are forfeited, the shares subject to such grant again will be available for purposes of the Plan.

     Administration of the Plan. The Plan is administered and interpreted by a Committee of the Board (the 'Committee') consisting of not less than three persons appointed by the Board from among its members who are not employees of the Company and who are not entitled to participate in the Plan. The Committee or the Board, subject to the terms of the Plan, in its sole discretion, may make grants under the Plan to eligible officers and other key employees and key consultants. A person may serve on the Committee only if he is not eligible, and has not been eligible, to receive a grant under the Plan for at least one year before his appointment. Reference to the Committee in the following paragraphs shall also mean the Board when acting under its authority to make grants under the Plan.

     Grants. Incentives under the Plan consist of incentive stock options, nonqualified stock options, restricted stock grants and dividend equivalents (hereinafter collectively referred to as 'Grants'). All

Grants are subject to the terms and conditions set forth in the Plan and to those other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the designated individual (the 'Agreement'). The Committee must approve the form and provisions of each Agreement.

     Eligibility for Participation. Officers and other key employees of the Company and key consultants are eligible to participate in the Plan (hereinafter referred to individually as the 'Participant' and collectively as the 'Participants'). The Committee or the Board may select the persons to receive Grants (the 'Grantees') from among the Participants and determine the number of shares of Common Stock subject to a particular Grant. As of March 23, 1994, there are approximately 60 key employees and no consultants eligible to participate in the Plan.

     Granting of Options. The Committee may grant options qualifying as incentive stock options ('ISOs') within the meaning of section 422 of the Code and/or other stock options ('NQSOs') in accordance with the terms and conditions set forth in the Plan or any combination of ISOs or NQSOs (hereinafter referred to collectively as 'Stock Options'). The Committee may grant only NQSOs to key consultants under the Plan.

     Term, Purchase Price, Exercisability and Method of Exercise. The exercise price of Common Stock subject to an ISO or NQSO is the fair market value of such stock on the date the Stock Option is granted. On March 23, 1994, the fair market value of a share of Common Stock was $18.75 per share.

     The Committee determines the option exercise period for each Stock Option; provided, however, that the exercise period for an ISO may not exceed ten years from the date of grant and the exercise period for a NQSO may not exceed ten years and one day from the date of grant. The time when Stock Options become exercisable is determined by the Committee, in its sole discretion, and is specified in the Agreement. A Grantee may exercise a Stock Option by delivering a notice of exercise to the Committee with accompanying payment of the option price. The Grantee may pay the option price in cash, by delivering shares of Common Stock already owned by the Grantee and having a fair market value on the last trading day prior to the date of exercise equal to the option price or with a combination of cash and shares. The Grantee must pay the option price and the amount of any withholding tax due, if any, at the time of exercise. Shares of Common Stock are not to be issued or transferred upon exercise of the Stock Option until the option price and the withholding obligation are fully paid.

     Restricted Stock Grants. The Committee may issue or transfer shares of Common Stock under a Grant (a 'Restricted Stock Grant') pursuant to the Plan to officers and other key employees. Shares of Common Stock issued pursuant to a Restricted Stock Grant may be issued for consideration or for no consideration, and the Committee grants to each Grantee a number of shares of Common Stock determined in its sole discretion. The total number of shares of Common Stock subject to Restricted Stock Grants under the Plan may not exceed 25,000 shares of Common Stock. If a Grantee's employment terminates during the period, if any, designated in the Agreement as the period during which the transfer of the shares is restricted (the 'Restriction Period'), the Restricted Stock Grant terminates with respect to all shares covered by the Grant as to which the restrictions on transfer have not lapsed, and those shares of Common Stock must be immediately returned to the Company. During the Restriction Period, a Grantee has all of the rights of a shareholder, including the right to vote and receive dividends, except that during the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock to which such Restriction Period applies, except to a successor grantee in the event of the Grantee's death. All restrictions imposed under the Restricted Stock Grant lapse upon the expiration of the applicable Restriction Period. In addition, the Committee may determine as to any or all Restricted Stock Grants that all restrictions will lapse under such other circumstances as it deems equitable.

     Dividend Equivalents. The Committee may grant dividend equivalents to officers and other key employees either alone or in conjunction with all or any part of any Stock Option granted under the Plan. A dividend equivalent is equal to the dividend payable on a share of Common Stock of the Company. The Company will credit to an account maintained for the Grantee on its books and records an amount that is generally equal to the dividend equivalents subject to the Grant during the accumulation period designated by the Committee.

     The amount of a dividend equivalent is determined by applying the following factors: (i) the number of dividend equivalents granted, (ii) the per-share cash dividend, or the per-share fair market value of any non-cash dividend, paid by the Company during the applicable accumulation period and (iii) the length of the applicable accumulation period designated by the Committee at the time of grant.

     Generally, a Grantee will receive payment of a percentage of his dividend equivalents as specified by the Committee at the time of grant, at the end of the performance period established by the Committee at the time of the grant. A performance period will generally be four years, but may be as long as eight years or as short as two years from the date of grant, depending on the performance criteria established by the Committee at the time of the grant. A Grantee's dividend equivalents may be subject to more than one performance period and more than one set of performance criteria.

     Generally, no payments of dividend equivalents will be made before the end of the applicable performance period or periods or to any Grantee whose employment terminates before the end of the applicable performance period or periods for any reason other than retirement under the Company's or a subsidiary's retirement plan, death or total disability, unless the Committee, in its sole discretion, determines otherwise.

     Payment of dividend equivalents, at the discretion of the Committee, may be made solely in cash, solely in credits to be applied toward payment of an exercisable related option or a combination of cash and such credits. A Grantee may also defer receipt of the payment of dividend equivalents, if he elects to do so on or before December 31 of the year preceding the beginning of the last full year of the applicable performance period.

     Amendment and Termination of the Plan. The Board may amend or terminate the Plan at any time; provided, however, that any amendment that materially increases the benefits accruing to Participants under the Plan, increases the aggregate number (or individual limit for any Grantee) of shares of Common Stock that may be issued or transferred under the Plan or materially modifies the requirements as to eligibility for participation will be subject to approval by the shareholders of the Company. The Plan will terminate on May 19, 2004 unless terminated earlier by the Board.

     Amendment and Termination of Outstanding Grants. An amendment of the Plan that occurs after a Grant is made will not result in the amendment of the Grant unless the Grantee consents or unless the Committee revokes a Grant, the terms of which are contrary to applicable law. The termination of the Plan will not impair the power and authority of the Committee with respect to outstanding Grants.

     Adjustment Provisions; Change of Control of the Company. If there is any change in the number or kind of shares of Common Stock through the declaration of stock dividends, or through a recapitalization, stock split, or combinations or exchanges of such shares, or merger, recapitalization or consolidation of the Company, reclassification or change in the par value or by reason of any other extraordinary or unusual event, the number of shares of Common Stock available for Grants and the number of such shares covered by outstanding Grants, the price per share or the applicable market value of such Grants or the terms and conditions applicable to dividend equivalents will be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Common Stock.

     In the event of a Change of Control of the Company, (i) all outstanding Stock Options will become immediately exercisable, (ii) all restrictions on the transfer of shares with respect to a Restricted Stock Grant which have not, prior to such date, been forfeited will immediately lapse and (iii) all outstanding dividend equivalents which have not, prior to such date, been forfeited will become immediately payable, regardless of whether the applicable performance period has ended. A Change of Control of the Company will be deemed to have taken place with certain exceptions if (i) a person or group, other than the Company, one of its affiliates or one of its employee benefit plans acquires 20% or more of the Common Stock then outstanding or (ii) during any 24-month period, there is a change in the majority of the Board other than by approval of the Board immediately prior to such change.

     Other Plan Provisions. A Grant under the Plan will not be construed as conferring upon any Grantee a contract of employment or service, and such Grant will not confer upon the Grantee any rights upon termination of employment or service, other than certain limited rights as to the exercise of a Stock Option for a designated period of time following such termination.

     Federal Income Tax Consequences. Set forth below is a general description of the federal income tax consequences relating to Grants under the Plan.

     Non-Qualified Stock Options. There are no federal income tax consequences to Grantees or to the Company upon the grant of an NQSO under the Plan. Upon the exercise of NQSOs, Grantees will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by exercise of an NQSO, a Grantee will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the Grantee's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the Grantee at the time of exercise of the NQSO).

     Incentive Stock Options. Grantees will not be subject to federal income taxation upon the grant or exercise of ISOs granted under the Plan, and the Company will not be entitled to a federal income tax deduction by reason of such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the Stock Option price (or the Grantee's other tax basis in the shares) is an item of tax preference subject to the alternative minimum tax applicable to the person exercising the ISO. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise or within two years after the grant of the ISO generally will result in the recognition of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the Stock Option price (or the Grantee's other tax basis in the shares), and the Company will not be entitled to any tax deduction in connection therewith.

     If such sale occurs within one year from the date of exercise of the ISO or within two years from the date of grant (a 'disqualifying disposition') and is a transaction in which a loss, if sustained, would be recognized, the Grantee generally will recognize ordinary compensation income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price (or the Grantee's other tax basis in the shares), or (ii) the excess of the amount realized on the sale of the shares over the exercise price (or the Grantee's other tax basis in the shares). In the case of a disqualifying disposition where a loss, if sustained, would not be recognized, the Grantee will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the Stock Option price (or the Grantee's other tax basis in the shares). Any amount realized on a disqualifying disposition in excess of the amount treated as ordinary compensation income (or any loss realized) will be a long-term or a short-term capital gain (or loss), depending upon the length of time the shares were held. The Company generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the Grantee.

     Generally, where previously acquired Common Stock is used to exercise an outstanding ISO or NQSO, appreciation on such stock will not be recognized as income. However, if such Common Stock was acquired pursuant to the exercise of an ISO, a disqualifying disposition will be deemed to have occurred if such stock is used to exercise another ISO prior to the expiration of the applicable holding periods.

     Restricted Stock. A Grantee normally will not recognize taxable income upon the award of a Restricted Stock Grant, and the Company will not be entitled to a deduction, until such stock is transferable by the Grantee or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the Common Stock is either transferable or is no longer subject to a substantial risk of forfeiture, the Grantee will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock at that time, less any consideration paid by the Grantee for such Restricted Stock, and the Company will be entitled to a deduction in the same amount. A Participant may, however, elect to recognize ordinary compensation income in the year the Restricted Stock Grant is awarded in an amount equal to the fair market value of the Common Stock at that time, determined without regard to the restrictions. In this event, the Company will be entitled to a deduction in the same year, provided the Company complies with the applicable withholding requirements for federal tax purposes. Any gain or loss recognized by the Grantee upon subsequent disposition of the Common Stock will be capital gain or loss. If, after making the election, any Common Stock subject to a Restricted Stock Grant is forfeited, or if the market value declines during the Restriction Period, the Grantee is not entitled to any tax deduction or tax refund.

     Dividend Equivalents. Generally, a Grantee will not recognize any income upon the grant of dividend equivalents and the Company will not be entitled to a deduction, until the Grantee receives payment of the dividend equivalent or the dividend equivalent payment is credited towards the exercise of a related Stock Option. At the time the dividend equivalent is paid to the Grantee or credited towards the exercise of a related Stock Option, the Grantee will recognize ordinary compensation income in the amount of the payment or credit and the Company will be entitled to a deduction in the same amount.

     Tax Withholding. The acceptance, exercise or surrender of a Grant will constitute a Grantee's full consent to whatever action the Committee deems necessary to satisfy any federal, state and local income and employment withholding tax obligations arising under the Plan. The Company may require Grantees who exercise NQSOs or who possess shares of Common Stock as to which the restrictions on transfer have lapsed to remit an amount sufficient to cover the Grantee's federal, state and local withholding tax obligations associated with the exercise of such Grants. Grantees, upon the receipt of shares following the exercise of ISOs, are obligated to (i) immediately notify the Company of the disposition of any or all ISO shares within two years of the date of grant of the ISO or one year of the date of such exercise, and (ii) remit to the Company an amount sufficient to satisfy any withholding obligation arising from such disposition. If acceptable to the Committee, Grantees may deliver Common Stock or cash in order to satisfy all such withholding obligations.

     No Grants will be made under the Plan until after shareholder approval of the Plan is obtained during the Annual Meeting and, because Grants are made at the discretion of the Committee, it is not possible to ascertain the officers and other key employees who will receive Grants under the Plan in the current fiscal year.

     For information with respect to the grant of options to certain executive officers during the year ended December 31, 1993, similar to those which may be granted under the Plan, see the table captioned 'Option Grants in Last Fiscal Year' on page 16 above.

                                (PROPOSAL NO. 4)
                              SHAREHOLDER PROPOSAL

     Messrs. George R. Yake and Samuel J. Yake, of 45 Chestnut Road, Paoli, Pennsylvania 19301-1502, who were the holders of record of 566 shares of Common Stock as of September 7, 1993, have submitted the following shareholder proposal:

         RESOLVED: That the stockholders of Philadelphia Suburban Corporation, assembled in annual meeting in person and by proxy, hereby request that the Board of Directors take the steps necessary to provide that all directors be elected annually and not by classes, as is now provided.

                                    REASONS

         In 1993, 1,475,918 shares were cast in favor of our similar resolution.

         Stockholders should be able to elect ALL directors each year.

         The majority of New York Stock Exchange listed companies elect all of their directors annually. So should Philadelphia Suburban.

         Lewis D. Gilbert, dean of corporate shareholder activists, says: 'The stagger system is a frank device to lessen the control of stockholders and to perpetuate management continuity and domination regardless of shareholder wishes.'

         If you agree, please mark your proxy FOR this resolution; otherwise, it is automatically cast against it, unless you have marked to abstain.

STATEMENT OF THE BOARD OF DIRECTORS IN OPPOSITION TO SHAREHOLDER PROPOSAL

     The Board of Directors believes that the present method of electing directors of the Company, under which directors are elected for overlapping, staggered terms is beneficial to the Company and should not be changed.

     Under the system currently used by the Company, one-third of the directors are elected every year. This permits the Company to change the composition of its Board of Directors in an orderly fashion, while also providing an important continuity of management which enhances the ability of the Company to carry out its long range plans for its benefit and that of its shareholders. Notwithstanding the statement of Messrs. Yake regarding other New York Stock Exchange companies, the Company believes that a classified board of directors is used by many major public corporations and is certainly not unusual, as Messrs. Yake suggest.

     Since it would ordinarily be necessary for two annual meetings to be held before a shareholder controlling a majority of the shares voting at a meeting could elect a majority of the members of the Board of Directors, the present method of electing directors may discourage takeover proposals for the

Company. The Board of Directors believes, however, that simply changing from the current arrangement of staggered terms to a system under which the entire Board of Directors is elected each year will not have a material effect on the likelihood that a takeover proposal would be made for the Company.

     In order to be approved, the Shareholder Proposal must be approved by the affirmative vote of the shareholders present at the annual meeting, in person or by proxy, who are entitled to cast a majority of the votes which all shareholders present are entitled to cast thereon. Approval of the Shareholder Proposal will not have the effect of changing the present system for electing directors by classes, but will represent simply an expression of the wishes of the shareholders on that subject. The Board of Directors would still be required by statute to decide whether it would be in the best interests of the Company to change the present system and could decide in the exercise of its business judgment to retain the present system unchanged.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE SHAREHOLDER PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

         SHAREHOLDER SUGGESTIONS AND PROPOSALS FOR 1995 ANNUAL MEETING

     Consideration of certain matters is required at the Annual Meeting of Shareholders, such as the election of directors. In addition, pursuant to applicable regulations of the Securities and Exchange Commission, shareholders may present resolutions, which are proper subjects for inclusion in the proxy statement and for consideration at the Annual Meeting, by submitting their proposals to the Company on a timely basis. In order to be included for the 1995 Annual Meeting, resolutions must be received by December 1, 1994.

     The Company receives many shareholder suggestions which are not in the form of resolutions. All are given careful consideration. We welcome and encourage your comments and suggestions. Your correspondence should be addressed as follows:

                            Patricia M. Mycek
                            Secretary
                            Philadelphia Suburban Corporation
                            762 W. Lancaster Avenue
                            Bryn Mawr, PA 19010

                             ADDITIONAL INFORMATION

     THE COMPANY WILL PROVIDE WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1993. PLEASE DIRECT YOUR REQUESTS TO PATRICIA M. MYCEK, SECRETARY, PHILADELPHIA SUBURBAN CORPORATION, 762 W. LANCASTER AVENUE, BRYN MAWR, PA 19010.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters which may come before the meeting. However, if any further business should properly come before the meeting, the persons named in the enclosed proxy will vote upon such business in accordance with their judgment.

                                          By Order of the Board of Directors,

                                          PATRICIA M. MYCEK
                                          Secretary

April 1, 1994

                                                                       EXHIBIT A

                       PHILADELPHIA SUBURBAN CORPORATION
                       1994 EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I
                                  Introduction

     Sec. 1.01 Statement of Purpose. The purpose of the Philadelphia Suburban Corporation 1994 Employee Stock Purchase Plan is to provide eligible employees of Philadelphia Suburban Corporation, and its subsidiaries, with an opportunity to purchase common stock of Philadelphia Suburban Corporation. The Board of Directors of Philadelphia Suburban Corporation believes that employee participation in ownership will be to the mutual benefit of both the employees and Philadelphia Suburban Corporation.

     Sec. 1.02 Internal Revenue Code Considerations. The Plan is intended to constitute an 'employee stock purchase plan' within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.


                                   ARTICLE II
                                  Definitions

     Sec. 2.01 'Authorization Form' means the document prescribed by the Company pursuant to which an Eligible Employee has enrolled to be a Participant.

     Sec. 2.02 'Board of Directors' means the Board of Directors of the Company.

     Sec. 2.03 'Code' means the Internal Revenue Code of 1986, as amended, and any successor statute of similar nature. References to specific Sections of the Code shall be taken to be references to corresponding Sections of any successor statute.

     Sec. 2.04 'Company' means Philadelphia Suburban Corporation.

     Sec. 2.05 'Compensation' means the total regular salary or wages paid, during the period of reference, to an Employee by an Employer, (excluding overtime payments, bonuses and commissions), to which has been added (a) any elective deferral amounts by which the Employee has had his current remuneration reduced for the purposes of funding a contribution to any plan sponsored by the Company and satisfying the requirements of Section 401(k) of the Code and (b) any amounts by which the Employee's Compensation has been reduced pursuant to a Compensation reduction agreement between the Employee and the Employer for the purpose of funding benefits through any cafeteria plan sponsored by the Employer meeting the requirements of Section 125 of the Code.

     Sec. 2.06 'Continuous Service' means the period of time immediately preceding the Offering Date during which the Employee has been employed by an Employer and during which there has been no interruption of the Employee's employment with the Employer. For this purpose, periods of Excused Absence shall not be considered to be interruptions of Continuous Service.

     Sec. 2.07 'Effective Date' shall mean March 15, 1994, if within twelve months of that date, the Plan is or has been approved at a meeting of the shareholders of the Company.

     Sec. 2.08 'Eligible Employee' means each individual who, on an Offering Date, meets all of the following requirements:

          (a) The individual is an Employee of an Employer;

          (b) The individual has completed at least six (6) months of Continuous Service; and

          (c) The individual is not deemed for purposes of Section 423(b) (3) of the Code to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of an Employer.

     Sec. 2.09 'Employee' means (a) each person employed by an Employer who is classified by the Employer as an 'active regular full or part-time non-union employee' or as an 'active full or part-time union employee' and (b) each person who is not so classified, if such person's customary employment is for more than twenty (20) hours per week and for more than five (5) months per year.

     Sec. 2.10 'Employee Account' means a noninterest bearing account on the books of the Company to which shall be credited the number of shares (and fractional shares) of Stock purchased by each Participant to whom such shares of Stock have not been delivered.

     Sec. 2.11 'Employer' means the Company and each subsidiary of the Company that, with the consent of the Board of Directors, has adopted the Plan.

     Sec. 2.12 'Exchange Act' means the Securities Exchange Act of 1934, as amended, and as the same may hereafter be amended.

     Sec. 2.13 'Excused Absence' means absence pursuant to a leave of absence granted by the Employer, absence due to disability or illness, absence by reason of a layoff, or absence by reason of active duty in the armed forces of the United States. In no event may an Excused Absence exceed the period of the individual's active duty in the armed forces of the United States and such period thereafter as such individual's right to reemployment by Employer is protected by law, and any absence shall cease to be an Excused Absence upon the last day of the calendar month in which the leave expires by its terms, the layoff ends by recall or permanent separation from service, or recovery from illness or disability occurs.

     Sec. 2.14 'Exercise Date' means the last business day of each Purchase Period.

     Sec. 2.15 'Market Value' means the average of the high and the low price for the Stock as reported on the New York Stock Exchange. If there was no such price reported for the date of reference, 'Market Value' means the 'Market Value' as of the date next preceding the date of reference for which such price was reported.

     Sec. 2.16 'Offering' means the offering of shares of Stock under the Plan.

     Sec. 2.17 'Offering Date' means the first business day of each calendar month during which the Plan is in effect, commencing with the Effective Date.

     Sec. 2.18 'Participant' means each Eligible Employee who elects to participate in the Plan.

     Sec. 2.19 'Plan' means the Philadelphia Suburban Corporation 1994 Employee Stock Purchase Plan, as the same is set forth herein and as the same may hereafter be amended.

     Sec. 2.20 'Plan Year' means the calendar year.

     Sec. 2.21 'Purchase Period' means the period beginning on an Offering Date and ending on the last business day of the calendar month in which such Offering Date occurred.

     Sec. 2.22 'Stock' means the common stock of the Company.

     Sec. 2.23 'Stock Purchase Account' means a noninterest bearing account consisting of all amounts withheld from a Participant's Compensation (or otherwise paid into the Plan) for the purpose of purchasing shares of Stock for such Participant under the Plan, increased by any amounts contributed by such Participant pursuant to Section 4.05(b) hereof, and reduced by all amounts applied to the purchase of Stock for such Participant under the Plan. No interest shall be paid or payable with respect to any amount held in a Participant's Stock Purchase Account.

                                  ARTICLE III
                           Admission to Participation

     Sec. 3.01 Initial Participation. Any Eligible Employee may elect to be a Participant and may become a Participant by executing and filing with the Company's Human Resources Department an Authorization Form at least seven (7) days prior to the next Offering Date. The effective date of an Eligible Employee's participation shall be the Offering Date next following the date on which the Human Resources Department receives from the Eligible Employee a properly executed Authorization Form.

     Sec. 3.02 Voluntary Discontinuance of Participation. Any Participant may voluntarily withdraw from the Plan by filing a 'Notice of Withdrawal' with the Human Resources Department prior to an Exercise Date. Upon such withdrawal, the amount, if any, standing to the Participant's credit in the Stock Purchase Account will be refunded to the Participant.

     Sec. 3.03 Involuntary Withdrawal; Termination of Eligible Employee
Status. If a Participant's Continuous Service terminates for any reason, or if a Participant ceases to be an Eligible Employee, the entire amount standing to the Participant's credit in the Stock Purchase Account on the effective date of such occurrence shall be refunded to him.

     Sec. 3.04 Readmission to Participation. Any Eligible Employee who has previously been a Participant, who has discontinued participation (whether by interruption of Continuous Service or otherwise), and who wishes to be reinstated as a Participant may again become a Participant by executing and filing with the Human Resources Department a new Authorization Form at least seven (7) days prior to the next Offering Date. Reinstatement to Participant status shall be effective as of the Offering Date next following the date on which the Human Resources Department receives from the Eligible Employee the properly executed Authorization Form.

                                   ARTICLE IV
                                 Stock Purchase

     Sec. 4.01 Reservation of Shares. There shall be 300,000 shares of Stock reserved for the Plan. Subject to adjustment in accordance with the antidilution provisions hereinafter set forth in Section 5.02, the aggregate number of shares that may be purchased under the Plan shall not exceed the number of shares reserved for the Plan. The shares of Stock may be (i) Treasury or newly issued shares of the Company or (ii) purchased by the Company on the open market.

     Sec. 4.02 Limitation on Shares Available. The maximum number of shares of Stock that may be purchased for each Participant on an Exercise Date is the lesser of (a) the number of whole and fractional shares of Stock that can be purchased by applying the full balance of the Participant's Stock Purchase Account to such purchase of shares at the Purchase Price (as hereinafter determined) or (b) the Participant's proportionate part of the maximum number of whole and fractional shares of Stock available within the limitation established by the maximum aggregate number of such shares reserved for the Plan, as stated in Section 4.01 hereof. Notwithstanding the foregoing, if any person entitled to purchase shares pursuant to any offering hereunder would be deemed for the purposes of Section 423(b) (3) of the Code to own stock (including any number of shares that such person would be entitled to purchase hereunder) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of an Employer, the maximum number of shares that such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of shares of Stock that such person is so deemed to own (excluding any number of shares that such person would be entitled to purchase hereunder), is one less than such five percent (5%). Any portion of a Participant's Stock Purchase Account that cannot be applied by reason of the foregoing limitation shall remain in the Participant's Stock Purchase Account for application to the purchase of Stock on the next Offering Date (unless withdrawn before that Offering Date).

     Sec. 4.03 Purchase Price of Shares. The Purchase Price per share of the Stock sold to Participants pursuant to any Offering shall be the sum of (a) ninety-five percent (95%) of the Market Value of such share on the Exercise Date on which such Offering expires and (b) any transfer, excise or similar tax imposed on the transaction pursuant to which such share of Stock is purchased. In no event shall the Purchase Price be less than the par value of the Stock.

     Sec. 4.04 Exercise of Purchase Privilege.

        (a) Subject to the provisions of Section 4.02 above and of paragraph (b) of this Section 4.04, if on the Exercise Date there is an amount standing to the credit of the Participant in the Stock Purchase Account, there shall be purchased for the Participant at such Purchase Price the number of whole and fractional shares of Stock as can be purchased with the amount then standing to the Participant's credit in the Stock Purchase Account. Each such purchase shall be deemed to have occurred on the Exercise Date occurring at the close of the Offering for which the purchase was made.

        (b) A Participant may not purchase shares of Stock having an aggregate Market Value of more than twenty-five thousand dollars ($25,000), determined at the time of the Offering(s), for each calendar year in which one or more such Offering(s) is/are outstanding at any time, and a Participant may not purchase a share of Stock under any Offering after the expiration of the Purchase Period for such Offering.

        (c) With respect to Participants subject to Section 16 of the Exchange Act, Stock may not be sold for at least six (6) months after acquisition under the Plan, except in the case of death or disability.

     Sec. 4.05 Establishment of Stock Purchase Account.

        (a) Payroll Deductions. Each Participant may authorize payroll deductions from Compensation for the purpose of funding his Stock Purchase Account. In the Authorization Form, each Participant electing payroll deductions shall authorize a deduction from each payment of his Compensation during a Purchase Period, which deduction shall not be more than ten percent (10%) of the gross amount of such payment, rounded to the next highest whole dollar amount. The minimum deduction for a Participant who is paid weekly is $5 per paycheck. The minimum deduction for an employee who is paid biweekly or semi-monthly is $10 per paycheck. A Participant may change the deduction to any permissible level once each calendar quarter by filing notice thereof at least seven (7) days prior to the closing date of the next payroll period.

        (b) Voluntary Deposits. Each Participant may also make voluntary deposits to his or her Stock Purchase Account, subject to the following rules:

          (1) Only one such voluntary deposit shall be accepted from any Participant in each calendar quarter; and

          (2) Such voluntary deposits shall be a minimum of twenty-five dollars ($25).

          (3) Such voluntary deposits together with all payroll deductions pursuant to paragraph (a) above may not exceed the $25,000 limitation specified in paragraph (b) of Section 4.04 above.

        (c) Dividends. Dividends will be paid on all whole and fractional shares held in each Participant's Stock Purchase Account. Unless otherwise directed by the Participant, all dividends paid with respect to shares held in the Participant's Stock Purchase Account will automatically be reinvested under the Philadelphia Suburban Corporation Dividend Reinvestment and Optional Stock Purchase Plan.

     Sec. 4.06 Payment for Stock. The Purchase Price for all shares of Stock purchased by a Participant under the Plan shall be paid out of the Participant's Stock Purchase Account. As of each Exercise Date, the amount standing to the credit of each Participant in the Stock Purchase Account on the Exercise Date in the Offering that expires on such Exercise Date shall be charged with the aggregate Purchase Price of the shares of Stock purchased by such Participant on the Exercise Date. No interest shall be paid or payable with respect to any amount held in the Participant's Stock Purchase Account.

     Sec. 4.07 Share Ownership; Issuance of Certificates.

        (a) The shares of Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and/or sold at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a shareholder of the Company shall inure to the Participant with respect to such shares. All the shares of Stock purchased under the Plan shall be delivered by the Company in the manner determined by the Human Resources Department; provided, however, that until such shares are delivered to the Participant the shares shall be credited to each Participant's Employee Account.

        (b) The Human Resources Department, in its sole discretion, may determine that the shares of Stock shall be delivered by the Company by (i) issuing and delivering to the Participant a certificate for the number of shares of Stock purchased by such Participant on an Exercise Date or during a Plan Year, (ii) issuing and delivering a certificate or certificates for the number of shares of Stock purchased by all Participants on an Exercise Date or during a Plan Year to a member firm of the New York Stock Exchange which is also a member of the National Association of Securities Dealers, as selected by the Human Resources Department from time to time, which shares shall be maintained by such member firm in separate brokerage accounts for each Participant or (iii) issuing and delivering a certificate or certificates for the number of shares of Stock purchased by all Participants on an Exercise Date or during the Plan Year to a bank or trust company or affiliate thereof, as selected by the Human Resources Department from time to time, which shares shall be maintained by such bank or trust company or affiliate in separate accounts for each Participant. Each certificate or account, as the case may be, may be in the name of the Participant or, if the Participant designates on the Stock Authorization Form, in the Participant's name jointly with another individual, with the right of survivorship. Such designation may be changed by filing notice thereof.

                                   ARTICLE V
                              Special Adjustments

     Sec. 5.01 Shares Unavailable. If, on any Exercise Date, the aggregate funds available for the purchase of Stock would purchase a number of shares in excess of the number of shares then available for purchase under the Plan, the following events shall occur:

          (a) The number of shares that would otherwise be purchased by each Participant shall be proportionately reduced on the Exercise Date in order to eliminate such excess;

          (b) The Plan shall automatically terminate immediately after the Exercise Date as of which the supply of available shares is exhausted; and

          (c) Any amount remaining in the Stock Purchase Account of each of the Participants shall be repaid to such Participants.

     Sec. 5.02 Anti-Dilution Provisions. The aggregate number of shares of Stock reserved for purchase under the Plan, as hereinabove provided, and the calculation of the Purchase Price per share may be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, if effected without receipt of consideration by the Company. Any such adjustment shall be made upon the approval of the Board of Directors.

     Sec. 5.03 Effect of Certain Transactions. Subject to any required action by the shareholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any Offering hereunder shall pertain to and apply to the shares of Stock of the Company. However, in the event of a dissolution or liquidation of the Company, or of a merger or consolidation in which the Company is not the surviving or resulting corporation, the Plan and any Offering hereunder shall terminate upon the effective date of such dissolution, liquidation, merger or consolidation, and the balance then standing to the credit of each Participant in the Stock Purchase Account shall be returned to the Participant.

                                   ARTICLE VI
                                 Miscellaneous

     Sec. 6.01 Non-Alienation. The right to purchase shares of Stock under the Plan is personal to the Participant, is exercisable only by the Participant during the Participant's lifetime, except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant. Notwithstanding the foregoing, there shall be delivered to the executor, administrator or other personal representative of a deceased Participant such shares of Stock and such residual balance as may remain in the Participant's Stock Purchase Account as of the Exercise Date occurring at the close of the period in which the Participant's death occurs, including shares of Stock purchased as of that date or prior thereto with moneys deposited by the Participant and/or withheld from the Participant's Compensation.

     Sec. 6.02 Administrative Costs. The Company shall pay all administrative expenses associated with the operation of the Plan. No administrative charges shall be levied against the Stock Purchase Accounts of the Participants.

     Sec. 6.03 Administration. The Company, acting through its Human Resources Department, shall have the authority and power to administer the Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. The Human Resources Department shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the Authorization Form, payroll withholding authorizations, withdrawal documents, and all other notices required hereunder. The Human Resources Department shall have the fullest discretion permissible under law in the discharge of its duties. The Human Resources Department's interpretations and decisions in respect of the Plan, the rules and regulations pursuant to which it is operated, and the rights of Participants hereunder shall be final and conclusive.

     Sec. 6.04 Amendment of the Plan.

        (a) The Board of Directors may, at any time and from time to time, amend the Plan in any respect, except that no amendment may:

           (i) increase the number of shares reserved for purposes of the Plan;

           (ii) reduce the Purchase Price per share; or

          (iii) allow any person who is not an Eligible Employee to become a Participant without the approval of the shareholders.

        (b) The requirement described in paragraph (b)(1)(ii) of Rule 16b-3 under the Exchange Act may not be amended more than once every six (6) months, other than to comport with changes in the Code or the rules thereunder.

     Sec. 6.05 Expiration and Termination of the Plan. The Plan shall continue in effect through March 14, 2004 unless terminated prior thereto pursuant to the provisions of the Plan or pursuant to action by the Board of Directors, which shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the expiration or termination of the Plan, the balance, if any, then standing to the credit of each Participant in the Stock Purchase Account shall be refunded to the Participant.

     Sec. 6.06 Repurchase of Stock. The Company shall not be required to purchase or repurchase from any Participant any of the shares of Stock that the Participant acquired under the Plan.

     Sec. 6.07 Notice. An Authorization Form and any notice that a Participant files pursuant to the Plan shall be on the form prescribed by the Company and shall be effective only when received by the Human Resources Department. Delivery of such forms may be made by hand or by certified mail, sent postage prepaid, to Philadelphia Suburban Corporation, 762 Lancaster Avenue, Bryn Mawr, PA 19010, Attention: Human Resources Department. Delivery by any other mechanism shall be deemed effective at the option and discretion of the Company.

     Sec. 6.08 Government Regulation. The Company's obligation to sell and to deliver the Stock under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.

     Sec. 6.09 Headings, Captions, Gender. The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

     Sec. 6.10 Severability of Provisions; Prevailing Law. The provisions of the Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the Commonwealth of Pennsylvania, to the extent such laws are not in conflict with, or superseded by, federal law.

                                                                       EXHIBIT B

                       PHILADELPHIA SUBURBAN CORPORATION
                         1994 EQUITY COMPENSATION PLAN

1.  PURPOSE

     The purpose of this plan (the 'Plan') is to provide an incentive, in the form of a proprietary interest in Philadelphia Suburban Corporation (the 'Corporation'), to officers and other key employees of the Corporation and its subsidiaries and key consultants who are in a position to contribute materially to the successful operation of the business of the Corporation, to increase their interest in the Corporation's welfare, and to provide a means through which the Corporation can attract and retain officers and other key employees and key consultants of significant abilities.

2.  ADMINISTRATION

     This Plan shall be administered by a Committee (the 'Committee') of the Board of Directors of the Corporation. The Committee shall consist of three or more of those members of the Board of Directors who are not eligible, and for at least one year prior to their appointment were not eligible, to receive grants under the Plan or any other plan of the Corporation or any of its affiliates entitling the participants therein to acquire stock, stock options, stock appreciation rights or dividend equivalents of the Corporation or any of its affiliates.

     From time to time the Committee or the Board of Directors may make grants, subject to the terms of the Plan, with respect to such number of shares of Common Stock of the Corporation as the Committee or the Board of Directors, each acting in its sole discretion, may determine. All references to the Committee hereunder shall also mean the Board of Directors when acting pursuant to its authority to make grants under the Plan.

     Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan and the grants made under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of the agreement related to grants described in Section 9 hereof, and to make all other determinations, including factual determinations, necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission and reconcile any inconsistency in the Plan or in any option or grant in the manner and to the extent it shall be deemed desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may adopt such rules and regulations as it deems necessary for governing its affairs.

3.  GRANTS

     Pursuant to the terms of the Plan, the Committee shall have the authority to grant stock options to officers and other key employees and key consultants and restricted stock and dividend equivalents to officers and other key employees (hereinafter collectively referred to as the 'Grants'). All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee in the agreement described in Section 9 of the Plan (the 'Agreement'). Grants under a particular Section of the Plan need not be uniform as among the employees or consultants and Grants under two or more Sections of the Plan may be combined in one instrument.

4.  SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 15, the maximum aggregate number of shares of the Common Stock of the Corporation that may be issued or transferred under the Plan shall be 450,000 shares. The maximum number of shares of Common Stock that may be issued or transferred under the Plan subject to restricted stock grants is 25,000 shares of Common Stock. Shares deliverable under the Plan may be authorized and unissued shares or treasury shares, as the Committee may from time to time determine. Shares of Common Stock related to the unexercised or undistributed portion of any terminated, expired or forfeited Grant for which no material benefit was received by a grantee also may be made available for distribution in connection with future Grants under the Plan.

5.  ELIGIBILITY

     Only officers, key employees and key consultants of the Corporation and its subsidiaries (excluding any director who is not a salaried employee) shall be eligible for Grants under the Plan. The term 'subsidiaries' shall mean any corporation in an unbroken chain of corporations beginning with the Corporation, if at the time of the Grant, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

6.  GRANTING OF OPTIONS

     The Committee may, from time to time, grant stock options to eligible officers and other key employees and shall designate options at the time of grant as either 'incentive stock options' intended to qualify as such under section 422 of the Internal Revenue Code of 1986, as from time to time amended or any successor statute of similar purpose (the 'Code'), or 'nonqualified stock options', which options are not intended to so qualify. The Committee may, from time to time, grant nonqualified stock options to key consultants. Except as hereinafter provided, options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a)  Price

     The purchase price per share of stock deliverable upon the exercise of each option shall be not less than 100% of the fair market value of the Corporation's Common Stock on the date the option is granted. The fair market value shall be the mean of the high and low sale prices of the Corporation's Common Stock on the New York Stock Exchange composite tape or other recognized market source, as determined by the Committee, on the date the option is granted, or if there is no sale on such date, then the mean of such high and low sale prices on the last previous day on which a sale is reported. In any event, in case of the grant of an incentive stock option, the fair market value shall be determined in a manner consistent with section 422 of the Code.

     Shares may be purchased only by delivering a notice of exercise to the Committee with accompanying payment of the purchase price therefor in full. Such notice may instruct the Corporation to deliver shares of Common Stock due upon the exercise of the option to any registered broker or dealer in lieu of delivery to the grantee. Such instructions must designate the account into which the shares are to be deposited. The grantee may tender this notice of exercise, which has been properly executed by the grantee, and the aforementioned delivery instructions to any broker or dealer. With the consent of the Committee, payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Corporation (including without limitation shares of Common Stock acquired pursuant to the option then being exercised) at the fair market value of such shares determined as of the last trading day prior to the date on which the option is exercised, in the same manner set forth in the above paragraph.

     (b)  Terms of Options

     The term during which each incentive stock option may be exercised shall be determined by the Committee, but in no event shall an incentive stock option be exercisable in whole or in part more than 10 years from the date it is granted and in no event shall a nonqualified stock option be exercisable in whole or in part more than 10 years and one day from the date it is granted. All rights to purchase pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee.

     The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any option may be exercised in whole or in part. Notwithstanding any determinations by the Committee regarding the exercise period of any option, all outstanding options shall become immediately exercisable upon a Change of Control of the Corporation (as defined herein).

     (c)  Termination of Employment

     Upon the termination of a grantee's employment for any reason (except as a result of retirement, disability or death), the options held by such grantee shall terminate. Notwithstanding the fact that, in all cases, a grantee's employment shall be deemed to have terminated upon the sale of a subsidiary of the Corporation that employs such grantee, the Committee, in its sole discretion, may extend the period during which any option held by such a grantee may be exercised after such sale to the earliest of (i) a date which is not more than three years from the date of the sale of the subsidiary, (ii) the date of the grantee's termination of employment with the subsidiary (or successor employer) following such sale for reasons other than retirement, disability or death, (iii) the date which is one year from the date of the grantee's termination of employment with the subsidiary on account of the grantee's total disability (as defined in section 22(e)(3) of the Code), or three months from the date of such termination if on account of retirement or a disability other than a total disability, or (iv) the expiration of the original term of the option as established at the time of grant. The Committee, in its sole discretion, may similarly extend the period of exercise of any option held by a grantee employed by the Corporation whose employment with the Corporation is terminated in connection with the sale of a subsidiary of the Corporation.

     Upon termination of a grantee's employment as a result of retirement, disability or death, the period during which the options may be exercised shall not exceed: (i) one year from the date of such termination of employment in the case of death and (ii) two years from the date of such termination in the case of permanent and total disability (within the meaning of section 22(e)(3) of the Code) or retirement; and (iii) three months from the date of such termination of employment in the case of other disability; provided, however, that in no event shall the period extend beyond the expiration of the option term.

     Subject to the foregoing, in the event of death, such options may be exercised by a grantee's legal representative or beneficiary, but only to the extent that installments had accrued as of the date of death. Notwithstanding the foregoing, the Committee, in its sole discretion, may determine that installments that have not accrued as of the date of the grantee's death, temination of employment on account of permanent and total disability (within the meaning of section 22(e)(3) of the Code) or other termination of employment, may also be exercised by a grantee or in the case of death, a grantee's legal representative or beneficiary. Transfer from the Corporation to a subsidiary, from a subsidiary to the Corporation, or from one subsidiary to another, shall not be deemed to be a termination of employment. All references in this Section 6(c) to the termination of a grantee's employment shall include the termination of a consultant's relationship with the Corporation or any subsidiary.

     (d)  Limits on Incentive Stock Options.

     Each Grant of an incentive stock option shall provide that it (i) is not transferable by the grantee otherwise than by will or the laws of descent and distribution or, if permitted under Rule 16b-3 of the Securities Exchange Act of 1934 (the 'Exchange Act') and if permitted in any specific case by the

Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended ('ERISA') or the rules thereunder, and (ii) is exercisable, during the grantee's lifetime, only by the grantee and that the aggregate fair market value of the Common Stock on the date of the Grant with respect to which incentive stock options are exercisable for the first time by a grantee during any calendar year under the Plan and under any other stock option plan of the Corporation shall not exceed the limitation set forth in section 422(d) of the Code. An incentive stock option shall not be granted to any Grantee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or subsidiary of the Corporation, unless the exercise price of the incentive stock option is no less than 110% of the fair market value per share on the date of grant and the term of the incentive stock option is not more than five years. Unless a grantee could otherwise transfer Common Stock issued pursuant to an incentive stock option granted hereunder without incurring liability under section 16(b) of the Exchange Act, at least six months must elapse from the date of acquisition of an incentive stock option to the date of disposition of the Common Stock issued upon exercise of such option.

7.  RESTRICTED STOCK GRANTS

     The Committee may issue or transfer shares of Common Stock of the Corporation to an eligible officer or other key employee subject to the maximum number of shares of Common Stock reserved for issuance in connection with restricted stock grants described in Section 4 of the Plan. The following provisions are applicable to restricted stock grants:

     (a) General Requirements. Shares of Common Stock of the Corporation issued pursuant to restricted stock grants may be issued for consideration or for no consideration. Subject to any other restrictions by the Committee as provided pursuant to Section 7(e), restrictions on the transfer of shares of Common Stock set forth in Section 7(c) shall lapse on such date or dates as the Committee may approve until the restrictions have lapsed on 100% of the shares; provided, however, that upon a Change of Control of the Corporation, all restrictions on the transfer of the shares which have not, prior to such date, been forfeited shall immediately lapse. The period of years during which the restricted stock grant will remain subject to restrictions will be designated in the Agreement (the 'Restriction Period'). Prior to the lapse of the Restriction Period the shares of Common Stock granted to any grantee shall be held by the Corporation.

     (b) Number of Shares. The Committee shall grant to each grantee a number of shares of Common Stock of the Corporation determined in its sole discretion.

     (c) Requirement of Employment. If the grantee's employment terminates during the Restriction Period, the restricted stock grant terminates as to all shares covered by the Grant as to which restrictions on transfer have not lapsed, and those shares of Common Stock must be immediately returned to the Corporation. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems equitable.

     (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Common Stock to which such Restriction Period applies except to a successor grantee (as defined in Section 10 of the Plan). Each certificate for a share issued or transferred under a restricted stock grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The grantee shall be entitled to have the legend removed from the stock certificate or certificates covering any of the shares subject to restrictions when all restrictions on such shares have lapsed.

     (e) Lapse of Restrictions. All restrictions imposed under the restricted stock grant shall lapse upon the expiration of the applicable Restriction Period; provided, however, that upon a Change of Control of the Corporation, all restrictions on the transfer of shares which have not, prior to such date, been forfeited shall immediately lapse. In addition, the Committee may determine as to any or all restricted stock grants, that all the restrictions shall lapse, without regard to any Restriction Period, under such circumstances as it deems equitable.

8.  DIVIDEND EQUIVALENTS

     The Committee may grant dividend equivalents to eligible officers and other key employees either alone or in conjunction with all or part of any option granted under the Plan. A dividend equivalent shall be equal to the dividend payable on a share of Common Stock of the Corporation. The amount of dividend equivalents for any grantee (the 'Dividend Equivalent Amount') is determined by multiplying the number of dividend equivalents subject to the Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in other than cash, paid by the Corporation on each record date for the payment of a dividend during the period described in
Section 8(a).

     (a)  Amount of Dividend Equivalent Credited.

     The Corporation shall credit to an account for each grantee maintained by the Corporation in its books and records on each record date, from the date of grant until the earlier of the date of (i) the end of the applicable accumulation period designated by the Committee at the time of grant, (ii) the date of the termination of employment for any reason (including retirement), other than total disability (as defined in section 22(e)(3) of the Code) or death of the grantee, or as otherwise determined by the Committee, in its sole discretion, at the time of a grantee's termination of employment or (iii) the end of a period of four years from the date of grant, that portion of the Dividend Equivalent Amount for each such grantee attributable to each record date. The Corporation shall maintain in its books and records separate accounts which identify each grantee's Dividend Equivalent Amount. Except as set forth in
Section 8(e) below, no interest shall be credited to any such account.

     (b)  Payment of Credited Dividend Equivalents.

     The Committee, at the time of grant, shall designate the percentage of each grantee's Dividend Equivalent Amount that shall be paid to the grantee at the end of an applicable performance period (the 'Performance Period') of four years from the date of grant (the Committee, in its sole discretion, shall retain the right to designate a longer or shorter Performance Period at the time of grant); provided, however, that such Performance Period shall be:

          (i) reduced by one year for each calendar year during the applicable Performance Period ending after the date of grant in which the measurable performance criteria established by the Committee at the time of grant for the applicable Performance Period exceeds the targets for such criteria established by the Committee at the time of grant.

          (ii) increased by one year for each calendar year during the applicable Performance Period ending after the date of grant in which the measurable performance criteria established by the Committee at the time of grant for the applicable Performance Period is less than the targets for such criteria established by the Committee at the time of grant.

          (iii) In no event shall the Performance Period be reduced to less than two years or increased to more than eight years from the date of grant.

          (iv) In the event that the applicable Performance Period is shorter than the period described in Section 8(a), a grantee shall receive the payment of the amount credited to his account at the end of the applicable Performance Period and any portion of the Dividend Equivalent Amount not yet so credited to his account shall be paid on the Corporation's normal dividend payment dates until the grantee's Dividend Equivalent Amount for the period described in Section 8(a) is fully paid to the grantee.

     (c)  Timing of Payment of Dividend Equivalents.

     Except as otherwise determined by the Committee in the event of a grantee's termination from employment prior to the end of the applicable Performance Period, no payments of the Dividend Equivalent Amount shall be made until the end of the applicable Performance Period and no payments shall be made to any grantee whose employment by the Corporation or a subsidiary terminates prior to the end of the applicable Performance Period for any reason other than retirement under the Corporation's or a subsidiary's retirement plan, death or total disability (as defined in section 22(e)(3) of the Code). Subject to
Section 8(b)(iv), as soon as practicable after the end of such Performance Period, unless a grantee shall have made an election under Section 8(f) to defer receipt of any portion of such amount, a grantee shall receive 100% of the Dividend Equivalent Amount payable to him. Notwithstanding the foregoing, upon a Change of Control of the Corporation, any Dividend Equivalent Amount or portion thereof, which has not, prior to such date, been paid to the grantee or forfeited shall immediately become payable to the grantee without regard to whether the applicable Performance Period has ended.

     (d) Form of Payment. The Committee shall have the sole discretion to determine whether the Corporation's obligation in respect of the payment of a Dividend Equivalent Amount shall be paid solely in credits to be applied toward payment of the option price under then exercisable options, solely in cash or partly in such credits and partly in cash.

     (e) Interest on Dividend Equivalents. From a date which is 45 days after the end of the applicable Performance Period until the date that the Dividend Equivalent Amount payable to the grantee is paid to such grantee, the account maintained by the Corporation in its books and records with respect to such dividend equivalents shall be credited with interest at a market rate determined by the Committee.

     (f ) Deferral of Dividend Equivalents. A grantee shall have the right to defer receipt of any Dividend Equivalent Amount payments if he shall elect to do so on or prior to December 31 of the year preceding the beginning of the last full year of the applicable Performance Period (or such other time as the Committee shall determine is appropriate to make such deferral effective under the applicable requirements of federal tax laws). The terms and conditions of any such deferral (including the period of time thereof and any earnings on the deferral) shall be subject to approval by the Committee and all deferrals shall be made on a form provided a grantee for this purpose.

9.  AGREEMENT WITH GRANTEES

     Each grantee who receives a Grant under the Plan shall enter into an agreement with the Corporation which shall contain such provisions, consistent with the provisions of the Plan, as may be established from time to time by the Committee.

10.  TRANSFERABILITY OF GRANTS

     Only a grantee or his or her authorized legal representative may exercise rights under a Grant. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and if permitted in any specific case by the Committee in their sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the rules thereunder. When a grantee dies, the personal representative or other person entitled to succeed to the rights of the grantee ('Successor Grantee') may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Corporation of his or her right to receive the Grant under the grantee's will or under the applicable laws of descent and distribution.

11.  FUNDING OF THE PLAN

     This Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Subject to Section 8(e), in no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

12.  RIGHTS OF GRANTEES

     Nothing in this Plan shall entitle any grantee or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any grantee any rights to be retained in the employ of the Corporation or to be retained as a consultant by the Corporation.

13.  WITHHOLDING OF TAXES

     The Corporation shall have the right to deduct from all Grants paid in cash any federal, state or local taxes required by law to be withheld with respect to such cash awards. The grantee or other person receiving such shares shall be required to pay to the Corporation the amount of any such taxes which the Corporation is required to withhold with respect to such Grants. With respect to Grants of restricted stock or nonqualified stock options, the Corporation shall have the right to require that the grantee make such provision, or furnish the Corporation such authorization as may be necessary or desirable so that the Corporation may satisfy its obligation, under applicable income tax laws, to withhold for income or other taxes due upon or incident to such restricted stock or the exercise of such nonqualified stock options.

     The Committee may adopt such rules, forms and procedures as it considers necessary or desirable to implement such withholding procedures, which rules, forms and procedures shall be binding upon all grantees, and which shall be applied uniformly to all grantees similarly situated.

14.  LISTING AND REGISTRATION

     Each Grant shall be subject to the requirement that, if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Grant or the shares subject to the Grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such Grant or the issue or purchase of shares thereunder, no such Grant may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

15.  ADJUSTMENT OF AND CHANGES IN COMMON STOCK OF THE CORPORATION.

     In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Corporation, the Committee shall make such adjustment as it deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by Grants made under the Plan, in the purchase prices of outstanding options or the terms and conditions applicable to dividend equivalents.

16.  RIGHTS OF GRANTEES

     Neither the grantee nor any personal representative shall be, or have any of the rights and privileges of, a shareholder of the Corporation in respect of any shares related to any Grant or purchasable upon the exercise of any option, in whole or in part, unless and until certificates for such shares have been issued. Notwithstanding the foregoing, a grantee who receives a grant of restricted stock shall have all rights of a shareholder, except as set forth in
Section 7(d), during the Restriction Period, including the right to vote and receive dividends.

17.  CHANGE OF CONTROL OF THE CORPORATION

     As used herein, a 'Change of Control' shall be deemed to have taken place if (i) any Person (including any individual, firm, corporation, partnership or other entity except the Corporation or any employee benefit plan of the Corporation or of any Affiliate or Associate, both as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, shall become the beneficial owner in the aggregate of 20% or more of the Common Stock of the Corporation then outstanding or (ii) during any twenty-four month period, individuals who at the beginning of such period constituted the Board of Directors cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of at least seventy-five percent of the directors who were not directors at the beginning of such period was approved by a vote of at least seventy-five percent of the directors in office at the time of such election or nomination who were directors at the beginning of such period. Notwithstanding the foregoing, a Change in Control shall not be deemed to have taken place under clause (i) of the immediately preceding sentence if (a) such Person becomes the beneficial owner in the aggregate of 20% or more of the Common Stock of the Corporation then outstanding as a result of an inadvertent acquisition by such Person if such Person, as soon as practicable, divests itself of a sufficient amount of its Common Stock so that it no longer owns 20% or more of the Common Stock then outstanding, as determined by the Board of Directors of the Corporation, or (ii) the shares of Common Stock required to be counted in order to meet the 20% minimum threshold described under such clause (i) include any of the shares described in subsections (i) through (vi) of section 2543(b) of the Pennsylvania Business Corporation Law of 1988 (15 Pa.C.S.A.Section2543(b)) as in effect on the date of adoption of the Plan.

18.  AMENDMENT AND TERMINATION

     (a) The Plan may be amended by the Board of Directors of the Corporation as it shall deem advisable to ensure such qualification and conform to any change in the law or regulations applicable thereto, including such new regulations as may be enacted pertaining to the tax treatment of incentive stock options to be granted under this Plan, or in any other respect that the Board may deem to be in the best interest of the Corporation; provided, however, that the Board may not, without the authorization and approval of the shareholders of this Corporation (i) materially increase the benefits accruing to participants under the Plan, (ii) increase the number of shares which may be issued under the Plan, except pursuant to Section 15 hereof, or (iii) materially modify the requirements as to eligibility for participation in the Plan.

     The Board of Directors shall not amend the Plan if the amendment would cause the Plan or any Grant, or the exercise of any right under the Plan to fail to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or if such amendment would cause the Plan or the Grant or exercise of an incentive stock option under the Plan to fail to comply with the requirements of section 422 of the Code including, without limitation, a reduction of the option price set forth in Section 6(a) or an extension of the period during which an incentive stock option may be exercised as set forth in
Section 6(b).

     (b) The Board of Directors of the Corporation may, in its discretion, terminate, or fix a date for the termination of, the Plan. Unless previously terminated, the Plan shall terminate on May 19, 2004 and no Grants shall be made under the Plan after such date.

     (c) A termination or amendment of the Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the grantee consents or unless the Committee acts under Section 19. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under this Section 18 or may be amended by agreement of the Corporation and the grantee consistent with the Plan.

19.  COMPLIANCE WITH LAW.

     The Plan, the exercise of Grants and the obligations of the Corporation to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws, including any applicable federal or Pennsylvania state law, and to approvals by a governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Corporation that the Plan and all transactions under the Plan comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

20.  EFFECTIVE DATE OF THE PLAN

     The Plan shall be effective as of April 1, 1994, subject to the approval by a majority of the Corporation's shareholders within twelve months of such effective date. No Grant shall be made pursuant to the Plan on or after the tenth anniversary of the date of shareholder approval, but Grants made prior to such tenth anniversary may extend beyond that date.

PROXY

                       PHILADELPHIA SUBURBAN CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       PHILADELPHIA SUBURBAN CORPORATION

              Proxy for Annual Meeting of Shareholders, May 19, 1994

     The undersigned hereby appoints Nicholas DeBenedictis, Roy H. Stahl and Patricia M. Mycek, or a majority of them or any one of them acting singly in the absence of the others, with full power of substitution, the proxy or proxies of the undersigned, to attend the Annual Meeting of Shareholders of Philadelphia Suburban Corporation, to be held at 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania, 19010, at 10:00 a.m., on Thursday, May 19, 1994 and any adjournments thereof, and, with all powers the undersigned would possess if present, to vote all shares of Common Stock of the undersigned in Philadelphia Suburban Corporation, including any shares held in the Dividend Reinvestment Plan of Philadelphia Suburban Corporation, as designated on the reverse side.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the nominees listed in item 1 on the reverse side; FOR the approval of the adoption of the 1994 Employee Stock Purchase Plan as set forth in item 2; FOR the approval of the adoption of the 1994 Equity Compensation Plan as set forth in item 3; AGAINST the Shareholder Proposal set forth in item 4; and in accordance with the proxies' best judgment upon other matters properly coming before the meeting and any adjournments thereof.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

                                                  (continued on reverse side)

  1. Election of Directors. The Board of Directors recommends that you vote FOR all nominees: John H. Austin, Jr., John F. McCaughan, Harvey J. Wilson.

VOTE FOR              WITHHOLD       To withhold authority to vote for any
all nominees listed   AUTHORITY      individual nominee while voting for the
(except as marked     to vote for    remainder, write the nominee's name in
to the contrary)      all nominees   space below:

      O                   O          __________________________________________

  2. Adoption of the 1994 Employee Stock Purchase Plan. The Board of Directors recommends that you vote FOR approval of the adoption of the Employee Stock Purchase Plan.

     FOR               AGAINST             ABSTAIN
      O                   O                   O

  3. Adoption of the 1994 Equity Compensation Plan. The Board of Directors recommends that you vote FOR approval of the 1994 Equity Compensation Plan.

     FOR               AGAINST             ABSTAIN
      O                   O                   O

  4. Shareholder Proposal. The Board of Directors recommends that you vote AGAINST the Shareholder Proposal to elect all nominees annually.

     FOR               AGAINST             ABSTAIN
      O                   O                   O

  5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

DATED: __________________________________________________________________ , 1994


________________________________________________________________________________
                                   Signature

________________________________________________________________________________
                          Signature (if held jointly)

THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREIN. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTES.